Exhibit 4.20

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COMMERCIALIZATION AGREEMENT

by and between

ONXEO S.A.

(formerly known as BioAlliance Pharma, S.A.)

and

DARA BIOSCIENCES, INC.

Dated as of March 9, 2015

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SECTION 1. INTERPRETATION AND CONSTRUCTION; DEFINITIONS		1
1.1	Interpretation and Construction	1
1.2	Definitions	2
SECTION 2. RIGHTS AND OBLIGATIONS		9
2.1	NDA Assignment	9
2.2	Trademark Assignment	9
2.3	Commercialization License and Right	10
2.4	Supply Arrangements	10
2.5	Co-Promotion Agreements	10
2.6	Dara Housemark Licenses	11
2.7	Onxeo Retained Rights	11
2.8	Exclusivity	11
2.9	Pre-Agreement Cost	11
2.10	Extension of Territory	12
SECTION 3. ALLIANCE MANAGEMENT		12
3.1	Steering Committee	12
3.2	Costs; Cost Audits	14
SECTION 4. DEVELOPMENT; MAINTENANCE OF REGULATORY
APPROVALS		14
4.1	General	14
4.2	Clinical Activities	14
4.3	Development Responsibilities of Dara	15
SECTION 5. COMMERCIALIZATION		15
5.1	Dara’s Responsibility and Control	15
5.2	Specific Commercialization Rights and Obligations of Dara	15
5.3	Product Launch and Market Coverage	16
5.4	Promotional Activities	17
5.5	Commercialization and Marketing Expenses	17
SECTION 6. PAYMENTS AND REPORTS		17
6.1	Milestone Payment	17
6.2	Additional Payment	18
6.2	Supply Terms	18
6.3	Manner of Payment	18
6.4	Bartering Prohibited	18

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6.5	Taxes and Withholding	18
6.6	Accounting	18
6.7	Record Keeping; Audits	18
SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS		19
7.1	Representations, Warranties and Covenants of Each Party	19
7.2	Additional Onxeo Representations, Warranties and Covenants	20
7.3	Additional Dara Representations, Warranties and Covenants	21
7.4	Disclaimer	22
SECTION 8. CONFIDENTIAL INFORMATION		22
8.1	General	22
8.2	Exceptions	23
8.3	Permitted Disclosures	23
8.4	Confidential Terms	23
8.5	Equitable Remedies	24
SECTION 9. INDEMNIFICATION; LIMITATION OF LIABILITY		24
9.1	Indemnification by Dara	24
9.2	Indemnification by Onxeo	24
9.3	Procedure for Indemnification for Third Party Claims	25
9.4	Assumption of Defense	26
9.5	Insurance	26
9.6	Remedies Relating to the Vestiq Bankruptcy	26
9.7	Limitation of Liability	27
SECTION 10. TERM AND TERMINATION		27
10.1	Term	27
10.2	Termination. In addition to any other provision of this Agreement expressly providing for termination of this Agreement:	27
10.3	No Waiver	28
10.4	Effects of Termination	28
SECTION 11. REGULATORY MATTERS		30
11.1	Regulatory Activities in the Territory	30
11.2	Communications and Meetings with Governmental Authorities	30
11.3	Regulatory Information	31
11.4	Pharmacovigilance	32
11.5	Record Keeping	33
11.6	Events Affecting Integrity or Reputation	33
SECTION 12. INTELLECTUAL PROPERTY		33

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12.1	Onxeo Intellectual Property Prosecution and Maintenance	33
12.2	Infringement by Third Parties; Validity Challenges	34
12.3	Infringement of Third Party Rights	35
12.4	Access to Onxeo Know-How	35
SECTION 13. MISCELLANEOUS		35
13.1	Independent Contractor	35
13.2	Registration and Filing of this Agreement	35
13.3	Notices	36
13.4	Binding Effect; No Assignment	36
13.5	No Implied Waivers; Rights Cumulative	37
13.6	Severability	37
13.7	Force Majeure	37
13.8	Amendment	38
13.9	Rules of Construction	38
13.10	Publicity	38
13.11	Publications	38
13.12	Expenses	39
13.13	Governing Law; Submission to Jurisdiction; Waiver	39
13.14	Entire Agreement	39
13.15	Third Party Beneficiaries	39
13.16	Rights in Bankruptcy	40
13.17	Corruption	40
13.18	Counterparts; Signatures	40
13.19	Schedules	40
SCHEDULE 1 ONXEO PATENTS		43
SCHEDULE 2 ORAVIG TRADEMARK		44
SCHEDULE 3 SUPPLY AGREEMENT		45
SCHEDULE 4 INITIAL PURCHASE ORDER (4.1) AND MANUFACTURING
FORECAST (4.2)		46
SCHEDULE 5 COMMERCIALIZATION PLAN		47
SCHEDULE 6 ALLOCATION OF ANNUAL FDA ESTABLISHMENT AND
PRODUCT FEES		48

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COMMERCIALIZATION AGREEMENT

This COMMERCIALIZATION AGREEMENT (together with any Schedules hereto, this “Agreement”‘) is entered into as of March 9, 2015 (the “Effective Date”) by and between Onxeo S.A. (formerly known as “BioAlliance Pharma, S.A.”), a French company with an address at 49 boulevard du General Martial Valin, 75015 Paris, 1st floor, France (“Onxeo”), and DARA Biosciences, Inc., a Delaware corporation with an address at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, USA (“Dara”).

Onxeo and Dara are sometimes referred to hereinafter individually as a “Party” and collectively as the “Parties.”

RECITALS:

A.            Onxeo owns proprietary technology and rights related to a gingival muco-adhesive, orally dissolving tablet of miconazole, sold under the trademark “ORAVIG®” (“Oravig”) (the “Product”, as further defined below).

B.            Dara is a pharmaceutical company specializing in the provision of oncology supportive care products.

C.            Dara desires to acquire the exclusive right to commercialize the Product in the Territory (as defined below) and Onxeo is willing to grant such right to Dara, and to license to Dara certain of Onxeo’s proprietary technology, pursuant to the terms and subject to the conditions set forth in this Agreement, including Dara’s agreement to obtain supplies of Product exclusively from Onxeo (unless otherwise provided, as set forth below).

D.            In consideration of the mutual representations, warranties and covenants contained herein, the Parties agree as follows:

SECTION 1. INTERPRETATION AND CONSTRUCTION; DEFINITIONS

1.1           Interpretation and Construction. The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided in this Agreement, the word “including” does not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.” Unless otherwise expressly provided in this Agreement, the terms “shall have responsibility for”, “shall be responsible for” or the like, shall be deemed to be followed by “and shall be obligated to duly carry out such responsibility.” All approvals or consents required hereunder shall not be unreasonably delayed, denied or conditioned. All references to “dollars” shall be to the lawful currency of the United States of America.

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1.2           Definitions. As used herein, the following terms shall have the following meanings:

1.2.1               “Act” means, as applicable, the United States Federal Food, Drug, and Cosmetic Act of 1938, as amended (21 U.S.C. §§ 301 et seq.).

1.2.2               “Adverse Drug Experience” / “Serious Adverse Drug Experience” means any of: an “adverse drug experience,” a “life-threatening adverse drug experience,” a “serious adverse drug experience,” or an “unexpected adverse drug experience,” as those terms are defined in 21 C.F.R. §314.80 and any other applicable regulations promulgated by the FDA, as related to the use of the Product which requires reporting to a Regulatory Authority. It includes any adverse experience associated with the use of a drug in humans, whether or not considered drug related, including any failure of expected pharmacological action and any adverse experience occurring (i) in the course of the use of a drug product in professional practice, (ii) from drug overdose, whether accidental or intentional, (iii) from drug abuse or (iv) from drug withdrawal.

1.2.3               “Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. “Control” and, with correlative meanings, the terms “controlled by” and “under common control with,” shall mean to possess the power to direct the management or policies of a Person, whether through: (a) direct or indirect beneficial ownership of fifty percent (50%) or more of the voting interest in such entity; (b) the right to appoint fifty percent (50%) or more of the directors of such entity; or (c) by contract or otherwise. The Parties acknowledge and agree that under no circumstances shall the term “Affiliate” as defined herein mean as to either Party, for any purpose, any (i) Venture Entity having, directly or indirectly, an interest in or controlling, alone or with others, such Party, or (ii) other Persons in which such Venture Entity have an interest or are controlled by, controlling or are under common control with such Person, unless such Party directly possesses the power to control and direct management of such other Persons.

1.2.4               “Agreement” has the meaning set forth in the Preamble of this Agreement.

1.2.5               “Annual Net Sales” means the total Net Sales (as defined in Section 1.2.45) of the Product in the Territory for a given Calendar Year (or any part thereof, as applicable in the given context) in which Product is sold.

1.2.6               “API” means the active pharmaceutical ingredient miconazole, including any and all forms thereof.

1.2.7               “Applicable Law” means all laws, rules and regulations, including any rules, regulations, guidelines, or other requirements of Regulatory Authorities, applicable to the Commercialization or Supply of the Product, as the case may be, that may be in effect from time to time in the Territory.

1.2.8               “Bankruptcy Code” has the meaning set forth in Section 13.16.

1.2.9               “Business Day” means any day on which banking institutions in New York, New York, United States and in France are open for business.

1.2.10               “Calendar Quarter” means the three month period in any given calendar year ending on March 31, June 30, September 30 and December 31.

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1.2.11               “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.2.12               “Certificate of Analysis” means a certificate evidencing the analytical tests conducted on a specific lot of Product reflecting that such Product and any Raw Materials used therein conform to the relevant Specifications and applicable regulations and setting forth, inter alia, the items tested and test results, and accompanied by all documentation required by Applicable Law and/or a Regulatory Authority to Commercialize the Product in the Territory.

1.2.13               “Certificate of Compliance” means a certificate evidencing that the Product delivered to Dara was manufactured in accordance with cGMP and any applicable Regulatory Approvals.

1.2.14               “cGCP” means the applicable regulatory requirements for current good clinical practices promulgated by the FDA under 21 C.F.R., as the same may be amended from time to time.

1.2.15               “cGLP” means the applicable regulatory requirements for current good laboratory practices promulgated by the FDA under 21 C.F.R. § 58, as the same may be amended from time to time.

1.2.16               “cGMP” means the applicable regulatory requirements for current good manufacturing practices promulgated by the FDA under 21 C.F.R. §§210 and 211, as the same may be amended from time to time.

1.2.17                “Change of Control” means (a) approval of any transaction or series of transactions (including, without limitation, any sale of capital stock, merger, reorganization, consolidation or similar transaction) in which the holders of the outstanding capital stock of Dara as of the Effective Date hold less than fifty percent (50%) of the outstanding capital stock of Dara following such transaction(s); or (b) approval of a complete liquidation of Dara or a sale or disposition of all or substantially all of the assets of Dara related to the Commercialization of the Product.

1.2.18                “Commercialization” means any and all activities directed to importing, receiving, warehousing, marketing, promoting, distributing, offering for sale and selling the Product, but shall in no event include the manufacture of, making or having made the Product, except as may be expressly provided for herein. When used as a verb, “Commercialize” means to engage in Commercialization.

1.2.19                “Commercialization Plan” has the meaning set forth in Section 5.2.

1.2.20                “Co-promotion Agreement” shall mean a sublicense, distribution or co-promotion agreement entered into between Dara or any of its Affiliates and a Co-promotion Partner, as part of Commercialization efforts undertaken by Dara.

1.2.21                “Co-promotion Partner” means a Third Party with whom Dara or any of its Affiliates has entered into a Co-promotion Agreement to use, sell, offer for sale, import or otherwise Commercialize the Product in accordance with this Agreement.

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1.2.22                “Commercially Reasonable Efforts” means, with respect to a Party, the efforts and resources which would be used (including, without limitation, the promptness in which such efforts and resources would be applied) by that Party relating to a certain activity or activities, which are equivalent to the general level of effort and resources which would be used in the pharmaceutical industry by a company similar in size and scope, with respect to a product having a similar market potential and at a similar stage in life cycle, taking into account, as applicable, the competitiveness of the marketplace and any legal and regulatory issues involved, the profitability of the applicable products and other relevant factors, including technical, legal, scientific, medical, sales performance, and/or marketing factors and at least consistent with its normal business practices, if they include a higher level of effort or resources.

1.2.23               “Confidential Information” has the meaning set forth in Section 8.1.

1.2.24                 “Dara” has the meaning set forth in the Preamble to this Agreement. Dara shall also include its Affiliates and Co-promotion Partners, as the context may require.

1.2.25                “Dara Claims” has the meaning set forth in Section 9.2.

1.2.26                “Dara Housemark” means collectively the name and logo of Dara or any of its Affiliates.

1.2.27               “Dara Indemnitee” has the meaning set forth in Section 9.1.

1.2.28                “Development” means drug development activities which occur as a condition set forth by the FDA as post-Regulatory Approval requirements for the NDA #22-404 or are required to keep the NDA in good standing and which are not related to formulation or manufacturing, including performing pediatric studies and submitting product safety reports as required by the FDA. In the event that the Territory is extended to include Canada, “Development” shall include any drug development activities required by the relevant Regulatory Authority in Canada with respect to obtaining and maintaining a Regulatory Approval from such Regulatory Authority, including, among other things, clinical studies, regulatory filing submissions and approvals, and regulatory affairs related to the foregoing. When used as a verb, “Develop” means to engage in Development.

1.2.29               “Development Plan” has the meaning set forth in Section 4.3.

1.2.30               “Disclosing Party” has the meaning set forth in Section 8.1

1.2.31               “Drug Product” means a “drug product” as defined in 21 C.F.R. § 314.3 for administration to human subjects and “API” as defined in ICH Q7.

1.2.32               “Effective Date” has the meaning set forth in the Preamble of this Agreement.

1.2.33               “FDA” means the United States Food and Drug Administration, and any of its successor agencies or departments.

1.2.34               “First Commercial Sale” means the first sale of the Product in an arm’s length transaction to a Third Party by Dara or its Affiliates or its Co-promotion Partners within the Territory.

1.2.35                “Force Majeure” has the meaning set forth in Section 13.6.

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1.2.36               “GAAP” means United States generally accepted accounting principles, consistently applied.

1.2.37                “Indemnitee” has the meaning set forth in Section 9.3.1.

1.2.38                “Indemnitor” has the meaning set forth in Section 9.3.1.

1.2.39               “Indication” means all indications for Oravig approved from time to time by the competent Regulatory Authority(ies) within the Territory. For avoidance of doubt, the currently approved indication is for oropharyngeal candidiasis (oral thrush) in humans.

1.2.40                “Intellectual Property” means all: (a) patents, patent applications including provisional applications and statutory invention registrations, including reissues, divisions, continuations, continuations-in-part, and reexaminations, all inventions disclosed therein (collectively, “Patents”): (b) copyrightable works, copyrights in works of authorship of any type, including computer software and industrial designs, registrations and applications for registration thereof; (c) trade secrets, know-how, processes, specifications, product designs, manufacturing information, engineering and other manuals and drawings, standard operating procedures, flow diagrams, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, data, research records, supplier lists and similar data and information and other material, and confidential or proprietary technical, business and other information, and all rights in any jurisdiction to limit the use or disclosure thereof with respect to the Supply or Commercialization of the Product in the Territory as provided herein (collectively, “Know-How”): (d) as further provided in Section 12.2, rights to sue and recover damages or obtain injunctive relief for infringement, or misappropriation thereof; and (e) trademarks, trade names, logos, trade dress and other indicia for source of goods or services, in each case to the extent owned or controlled by Onxeo and necessary or reasonably useful to Supply or Commercialize the Product in the Territory as provided herein. Intellectual Property of Onxeo shall not include any items or rights of any entity that becomes an Affiliate of Onxeo after the Effective Date.

1.2.41               “Losses” means any and all damages (including all incidental, consequential, statutory and treble damages except as otherwise specifically limited in this Agreement), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including, without limitation, court costs, interest and reasonable fees of attorneys, accountants and other experts) incurred by or awarded to a Party or a Third Party and required to be paid to such Party or Third Party with respect to such Party’s or Third Party’s claim by reason of any judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented out-of-pocket costs and expenses incurred in complying with any judgments, orders, decrees, stipulations and injunctions that arise from or relate to such claim.

1.2.42               “Marketing Expenses” means all costs and expenses incurred in connection with the Commercialization of the Product in the Territory, including, without limitation: (a) marketing, advertising, sampling, and promotional activities; (b) marketing studies; (c) primary and secondary market research; (d) promotional materials; and (e) samples. Marketing Expenses shall not include any deductions allowed under the definition of Net Sales.

1.2.43               “Milestone” means the milestone events set forth in Section 6.1.

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1.2.44               “NDA” means the approved new drug application for the Product under NDA #22-404, including the related investigational new drug (IND) application, all amendments and supplements thereto and all documentation submitted to the FDA in connection therewith.

1.2.45               “Net Sales” means the quarterly gross invoiced sales of a Product sold by Dara or its Affiliates or Co-promotion Partners in arm’s length sales to Third Parties less the following deductions that are actually incurred, allowed, paid, accrued or specifically allocated to such Third Party by Dara, to the extent actually taken by such Third Party, on such sales: (i) customary trade, quantity or volume discounts and cash discounts and allowances, cash incentive payments (e.g., slotting allowance), administrative, marketing and similar fees to the extent of the amount payable by Dara to such Third Party or applied as a deduction to the amount being paid by such Third Party to Dara; (ii) customary and reasonable credits, rebates and chargebacks (including those to managed-care entities and government agencies including Medicare and Medicaid), retroactive price adjustments and other price reduction programs customary to the trade or required by law, and co-pay reimbursements; (iii) allowances or credits to customers on account of rejections or returns (including, but not limited to, wholesaler and retailer returns) or on account of retroactive price reductions affecting the Product; (iv) the value of unsalable Product destroyed by Dara (including expired Product that was initially accepted by Dara); (v) commercially reasonable write-offs for uncollected accounts; and (vi) wholesaler fee for service, to the extent of the amount payable by Dara to such Third Party or applied as a deduction in the amount being paid by such Third Party to Dara, and sales and excise taxes; provided, however, where any such discount (or similar adjustment to Net Sales) is based on sales of a bundled set of products in which the pertinent product is included, the discount shall be allocated among such products on a pro rata basis based upon the sales value (i.e. the unit average selling price multiplied by the unit volume) of each product relative to the sales value contributed by the other constituent products in the bundled set, with respect to such sale. All such deductions shall be taken without duplication and determined on an accrual basis in accordance with GAAP, provided, however, that any amount subsequently reversed shall be included as part of Net Sales.

1.2.46               “Onxeo” has the meaning set forth in the Preamble to this Agreement.

1.2.47               “Onxeo Claims” has the meaning set forth in Section 9.1.

1.2.48               “Onxeo Indemnitee” has the meaning set forth in Section 9.2.

1.2.49                “Onxeo Intellectual Property” means any and all Patents, Know-How and Regulatory Approvals owned or controlled by Onxeo or its Affiliates and which is reasonably necessary to Supply or Commercialize the Product as provided for herein and that Onxeo can disclose or license to Dara as provided herein without breaching an obligation to, or incurring a payment obligation to, a Third Party, unless otherwise expressly provided in this Agreement.

1.2.50               “Onxeo Patents” shall mean the Patents set forth on Schedule 1.

1.2.51               “Onxeo Retained Rights” has the meaning set forth in Section 2.7.

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1.2.52               “OPDP” means the FDA’s Office of Prescription Drug Promotion.

1.2.53               “Orange Book” means the FDA’s publication entitled “Approved Drug Products with Therapeutic Equivalence Evaluations.”

1.2.54                “Oravig Trademark” means the United States registration of the name and logo as identified on Schedule 2 attached hereto and made a part hereof.

1.2.55               “Party” or “Parties” has the meaning set forth in the Preamble to this Agreement.

1.2.56                “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other legal entity or organization, including a government or political subdivision, department or agency of a government.

1.2.57                “Product” means any pharmaceutical product (i) containing the API as an active pharmaceutical ingredient for administration to the oral mucosa, formulated using Onxeo’s proprietary Lauriad™ oral tablet delivery system, or combining the API and any other antifungal, formulated using Onxeo’s proprietary Lauriad™ oral tablet delivery system and (ii) approved under the ND A, as of the Effective Date, in either case, as such product may be modified as development proceeds and including all formulations, presentations and modes of administration thereof.

1.2.58                “Raw Materials” has the meaning set forth on Schedule 3.

1.2.59                “Receiving Party” has the meaning set forth in Section 8.1.

1.2.60               “Regulatory Approval” means any approvals (including applications therefore, supplements and amendments thereto and pricing and reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority, necessary for the Commercialization, Supply, manufacture, testing, labeling, packaging, or shipping of the Product in the Territory, including the NDA for the Product.

1.2.61               “Regulatory Authority’” means any national, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental authority in the Territory involved in the granting of approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations for the marketing, sale, manufacturing, testing, labeling, packaging, shipping or supply of drug products, including the FDA.

1.2.62               “Sample Price” has the meaning set forth on Schedule 3.

1.2.63               “Specifications” means the written specifications for, components, finished Product, API, excipients, packaging and Raw Materials mutually agreed upon by the Parties including, without limitation, the expiry period of such components, Product, API, excipients, packaging and Raw Materials as set forth in the NDA for the Product. The Specifications and any modifications or supplements thereto, as are mutually agreed in writing by the Parties from time to time after the Effective Date and during the Term, are hereby incorporated by reference in this Agreement.

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1.2.64               “Steering Committee” has the meaning set forth in Section 3.1.1.

1.2.65               “Supply” means the manufacture, processing, testing, storing, labeling and packaging (as specified in this Agreement) for sale and delivery of the Product. When used as a verb, “Supply” means to engage in Supply.

1.2.66               “Supply Agreement” shall mean the agreement for the Supply of the Product to be entered into by the Parties substantially in the form of Schedule 3.

1.2.67               “Supply Price” has the meaning set forth on Schedule 3.

1.2.68               “Supply Terms” shall mean the terms and conditions for the Supply of the Product by Onxeo to Dara, as set forth in the Supply Agreement.

1.2.69               “Term” has the meaning set forth in Section 10.1.

1.2.70               “Territory” means the United States of America and may be extended to include Canada as provided in Section 2.10.

1.2.71               “Third Party” means any Person other than Onxeo and Dara, their respective Affiliates and Dara’s Co-promotion Partner(s).

1.2.72               “Third Party Claim” has the meaning set forth in Section 9.3.1.

1.2.73               “Unit” shall mean packs of fourteen (14) tablets of Product for trade and of two (2) tablets as physicians’ samples of Product duly packaged and released.

1.2.74               “Venture Entity” shall mean a Person for which its primary business is the investment of capital in other Persons, and shall explicitly exclude any Person which markets, sells, promotes, develops or manufactures Drug Products and any Person for which its primary business is owning or controlling Intellectual Property.

1.2.75                “Vestiq” has the meaning set forth in Section 9.6.

SECTION 2. RIGHTS AND OBLIGATIONS

2.1                NDA Assignment. Onxeo hereby assigns to Dara, and Dara hereby accepts an assignment of, all of Onxeo’s right, title and interest in the NDA . Onxeo hereby transfers all right, title and interest in and to the NDA to Dara and, as soon as practicable and in no event later than thirty (30) Business Days after the execution of the Agreement, Onxeo shall send an NDA transfer letter to the FDA acknowledging such transfer. The NDA shall be held in the name of Dara; provided, however, the NDA may be transferred to one of Dara’s Affiliates subject to the prior agreement of Onxeo and the acceptance of all of the rights and obligations of Dara hereunder (and without limitation on Dara’s obligations hereunder, which shall remain in effect).

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2.2                Trademark Assignment. Onxeo hereby assigns to Dara (or to such Affiliate of Dara as Dara may designate), and Dara (or such Affiliate) accepts, an assignment of all of Onxeo’s right, title and interest in the Oravig Trademark, together with that part of the goodwill of Onxeo’s business associated with and symbolized by the Oravig Trademark, including any applications, registrations, renewals and extensions thereof for the Oravig Trademark, and all other corresponding rights at common law or otherwise that are or may be secured under the laws of the Territory, now or hereafter in effect, together with all rights to collect royalties and proceeds in connection with any of the foregoing and all rights to sue for past, present or future infringement, misappropriation or other violation of the foregoing, and all rights to recover damages or lost profits in connection therewith. For avoidance of doubt, the assigned rights, title and interest do not include any rights, title or interest existing in the ORAVIG mark or domain name outside of the Territory.

2.3                Commercialization License and Right. Onxeo hereby grants to Dara and its Affiliates, and Dara and its Affiliates accept, an exclusive (even as to Onxeo and its Affiliates) and non-transferable (except as permitted under Section 13.4) license under the Onxeo Intellectual Property and an exclusive commercial distribution right to use, sell, offer for sale, import or otherwise Commercialize the Product for the Indication solely in the Territory, in accordance with the terms of this Agreement. Under the license and right to Commercialize the Product in the Territory as provided in this Agreement, Dara or any of its Affiliates may enter into one or more Co-Promotion Agreements with one or more Co-promotion Partners, as more fully provided in Section 2.5.

2.4                Supply Arrangements. Onxeo hereby agrees to Supply the Product to Dara for sale in the Territory pursuant to the Supply Agreement. Dara hereby agrees to procure the Product for sale in the Territory solely from Onxeo, and solely on the Supply Terms. The initial purchase order for the Product associated with the commencement of Commercialization of the Product by Dara hereunder is attached hereto as Schedule 4.1 and Dara’s initial Manufacturing Forecast (as defined in the Supply Agreement) is attached hereto as Schedule 4.2; each shall be deemed submitted to Onxeo on the Effective Date. As provided in the Supply Agreement, should Onxeo determine that it will no longer Supply the Product to Dara, Onxeo shall deliver to Dara twelve (12) months’ prior notice of such cessation of Supply. During such notice period, and for three (3) months thereafter, Onxeo shall provide Dara with reasonable consultation and technical assistance in order to ensure Supply without interruption of the Product to Dara for sales in the Territory, and assist with a transfer of manufacturing technology controlled by Onxeo to a manufacturing facility designated by Dara, provided that Dara shall be responsible for any and all out-of-pocket expenses incurred in this respect. Onxeo hereby authorizes Dara to negotiate during such notice period with Onxeo’s Third Party contract manufacturer(s) with respect to a commercial supply arrangement to ensure the continuity of Supply of the Product; provided, however, that if no viable alternative supplier can be qualified in a timely manner to ensure uninterrupted supply of Product then Dara shall have the right to terminate this Agreement upon the provision of written notice to Onxeo.

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2.5                Co-Promotion Agreements. Dara may enter into one or more Co-Promotion Agreement(s) with Third Party Co-promotion Partners to Commercialize the Product in the Territory; provided, however, that Dara (a) obtains the prior written approval of Onxeo with respect to the identity and qualifications of the Co-promotion Partner and the terms and conditions of the Co-promotion Agreement, such approval not to be unreasonably withheld, delayed or denied by Onxeo, and (b) will at all times remain responsible to Onxeo for the timely and complete performance of all of its obligations under this Agreement and for the timely and complete performance by its Co-promotion Partners of the obligations under this Agreement for which they are given responsibility. Each such Co-Promotion Agreement shall be consistent with the material terms of this Agreement. The terms and conditions of Section 10.4.7 shall be properly reflected in the Co-Promotion Agreement. Dara shall, during the Term of this Agreement, at all times ensure the timely and complete observance and performance by every Co-promotion Partner of the provisions of each Co-promotion Agreement and shall indemnify Onxeo against any Losses which are awarded against, or incurred by Onxeo as a result of any material breach by any Co-promotion Partner of any of the material terms and conditions of a Co-promotion Agreement. Dara shall further be solely responsible for supplying the Product to its Co-promotion Partners, such supplies of the Product to be obtained solely from Onxeo on the terms and conditions provided in Section 2.4. Dara shall provide Onxeo with a copy of each such Co-promotion Agreement it enters into within fifteen (15) Business Days after its signature by Dara and its Co-promotion Partner. In particular, a Co-Promotion Agreement for the purpose of Commercializing the Product to general practitioners in the Territory shall be signed at the same time as this Agreement, and effective as of the Effective Date or as soon thereafter as practicable.

2.6                Dara Housemark Licenses. Dara hereby grants to Onxeo, and Onxeo accepts, a non-exclusive license to use the Dara Housemark solely in conjunction with the labeling and specified packaging of Product for Commercialization in the Territory and solely as such is approved by Dara, which shall be non-transferable except for limited sublicenses to packaging subcontractors for the sole purpose of packaging activities.

2.7                Onxeo Retained Rights. Any rights of Onxeo not expressly granted to Dara under the provisions of this Agreement, including with respect to any Intellectual Property owned or controlled by Onxeo or any of its Affiliates, shall be retained by Onxeo (“Onxeo Retained Rights”). In furtherance of the foregoing and not in limitation thereof, Onxeo shall retain the right: (a) to exploit the Onxeo Intellectual Property to Develop, Supply and Commercialize the Product outside the Territory and to Supply the Product in the Territory as provided herein, without any duty to account to Dara or obtain Dara’s consent for such exploitation, subject to Section 2.3; (b) to carry-out its obligations under this Agreement; and (c) to exploit the Onxeo Intellectual Property for purposes outside of the Product, without any duty to account to Dara or obtain Dara’s consent for such exploitation, subject to Section 2.3. Onxeo covenants and agrees not to enforce the Onxeo Retained Rights against Dara, its Affiliates and Co-promotion Partners.

2.8                Exclusivity. Except as set forth in this Agreement, the Parties agree that they shall not, directly, or indirectly (whether through an Affiliate, Third Party or otherwise), in or for the Territory during the Term, make, have made, use, develop, import/export, register, file, promote, market, manufacture, distribute, offer to sell, sell or otherwise Commercialize to any Third Party the Product or any product the principal active ingredient of which is the API, or assist any Third Party in the foregoing. Onxeo covenants and agrees with Dara that during the Term Onxeo will not grant to any Third Party any license or similar right with respect to the Product for sale in the Territory and will use Commercially Reasonable Efforts to enforce against any Third Party to which Onxeo has granted rights with respect to the Product for sale outside of the Territory any prohibitions included in the agreements with respect to such grant that limit or restrict sales of the Product in the Territory.

2.9                Pre-Agreement Cost. For the avoidance of doubt, Dara shall not, by reason of this Agreement, assume any responsibility for any returns, chargebacks, and other charges related to Product sold by Onxeo’s marketing partners before execution of this Agreement.

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2.10                Extension of Territory. Until the fifth (5th) anniversary of the Effective Date, Dara shall have the right to extend the scope of the Territory to include Canada by delivery to Onxeo of a written notice to this effect. If Dara elects to exercise this right, Dara shall file for a marketing authorizations) from a Regulatory Authority of the relevant jurisdiction within six (6) months after the effective date of such notice and shall thereafter use Commercially Reasonable Efforts to obtain the said marketing authorization from such Regulatory Authority. Should Dara elect to extend the scope of the Territory as set forth above, no additional payment shall be due to Onxeo solely by reason of such extension, without limitation on the payment terms set forth in Section 6. For the avoidance of doubt, for the purpose of calculating any Milestone payments to be made to Onxeo by Dara under this Agreement, Net Sales shall be calculated by taking into account Net Sales in Canada, if the Territory is so extended. Dara shall be solely responsible for any and all costs incurred in connection with obtaining such marketing authorization. In the event that the relevant Regulatory Authority requires clinical trials as part of the product approval in Canada, Dara shall not conduct any clinical trials without first obtaining Onxeo’s prior approval, such approval not to be unreasonably withheld, delayed or denied. Onxeo shall cooperate fully in respect of Dara’s efforts in filing for and obtaining marketing authorization(s) by furnishing Dara with copies of all available relevant documents and information, with any related out-of-pocket costs to be invoiced by Onxeo to Dara as pass-though (but not more frequently than once per Calendar Quarter) and paid by Dara to Onxeo within sixty (60) days after receipt of such invoice.

SECTION 3. ALLIANCE MANAGEMENT

3.1                  Steering Committee.

3.1.1                Establishment. The Parties hereby establish a committee (the “Steering Committee”) which shall provide a forum for open communication between the Parties regarding Commercialization activities, any and all pediatric studies required by Regulatory Authorities in the United States, any Development activities required by Regulatory Authorities in Canada, and any development activities undertaken by Onxeo outside the Territory concerning the Product which may have an impact on the license and rights granted to Dara hereunder. The Steering Committee shall consist of such even number of individuals as shall be agreed by the Parties, fifty percent (50%) of whom shall be Dara designees and fifty percent (50%) of whom shall be Onxeo designees. Each Party shall have the right at any time and from time to time to designate a replacement, on a permanent or temporary basis, for any or all of its previously-designated members of the Steering Committee. Each Party shall appoint one of its designees of the Steering Committee to serve as alliance manager to manage the overall collaboration and to oversee the Steering Committee. The alliance managers from both Parties will provide project updates for the Product at all meetings of the Steering Committee. The Steering Committee will be co-chaired by the Chiefs Executive Officers of both Parties. The Steering Committee shall meet in person or via teleconference at least once per Calendar Year, and more frequently as mutually agreed by the Parties, on such dates, and at such times, as the Parties shall agree; provided, however, that the Parties shall cause the first meeting of the Steering Committee to occur within sixty (60) days after the Effective Date. The annual Steering Committee meeting shall be organized by both Parties alternatively, in their premises or at any neutral location they will designate, provided that such location is convenient for both Parties. The alliance manager of the Party organizing the meeting shall send a notice and agenda for each meeting of the Steering Committee to all members of the Steering Committee reasonably in advance of the meeting. The Party hosting any Steering Committee meeting shall appoint one person (who need not be a member of the Steering Committee) to attend the meeting and record the minutes of the meeting in writing. Such minutes shall be circulated to the members of the Steering Committee in a time frame to be agreed upon by the Steering Committee after the meeting and the members agree to review and comment on such minutes in a time frame to be agreed upon by the Steering Committee. The Parties agree to use reasonable efforts to promptly finalize any dispute regarding minutes of any meeting.

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3.1.2                Decisions. All decisions of the Steering Committee shall be made by unanimous vote or unanimous written consent of both Parties, with each Party having, collectively among its respective designees, one vote in all decisions. The members of the Steering Committee shall decide all matters assigned to the Steering Committee under this Agreement or otherwise referred to it by mutual written agreement of the Parties; provided. however, that if the members of the Steering Committee are unable to make a decision by unanimous vote, it is agreed by the Parties that Dara shall have sole final decision making for commercial questions solely related to the sale of the Product in the Territory and that Onxeo shall have sole final decision making for questions, notably Development issues, which can be demonstrated to have an impact on the global strategy of Onxeo for the Product and on the business or obligations of its other licensees for the Product outside the Territory, providing, however, that Onxeo may not impose costs on Dara in addition to those expressly required to be borne by Dara hereunder.

3.1.3                Purposes and Powers. The Steering Committee shall meet in order (a) to examine the compliance of each of the Parties with their contractual obligations; (b) to discuss, facilitate and coordinate the exchange of information between the Parties; (c) to discuss and review regulatory strategies, reimbursement strategies, pricing strategies for Canada in the event the Territory is extended to include it, labeling strategies and related activities for the Product in the Indication in the Territory; (d) to prepare and approve a plan for Commercialization developed in connection with the foregoing clauses; and (e) to have such other responsibilities as may be mutually agreed in writing by the Parties from time to time.

3.1.4                Information. Dara agrees to keep the Steering Committee reasonably informed in respect of its Commercialization of the Product in the Territory pursuant to its authority and responsibility set forth in Section 5.1, and in particular Dara shall: (a) provide the Steering Committee with copies of Dara’s annual Product marketing plans, information regarding Dara’s Commercialization strategy, and updates regarding the foregoing and the progress of Dara’s Commercialization activities; (b) promptly advise the Steering Committee of any unforeseen material problems or delays encountered since the date of its last report in connection with the Commercialization activities; and (c) provide Onxeo as soon as reasonably practicable with such other documentation and information as Onxeo’s Steering Committee members may reasonably request in writing from time to time with respect to the status of the Commercialization activities and progress. Dara’s marketing plan will, at a minimum, include details on market share projections, deployment and coverage details, patient/prescriber feedback, and reimbursement status, strategies and rates.

3.1.5                Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and approved invitees to attend meetings of, and otherwise participate in, the Steering Committee.

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3.2                  Costs; Cost Audits. In the event that either Party has the right, under this Agreement, to cause the other Party to incur costs in connection with the performance of such other Party’s obligations hereunder, the obligation to incur such costs shall be limited to such costs as are (a) reasonably necessary to achieve the purpose thereof, and (b) are determined on an arms-length basis. The Parties shall keep books and accounts of record in connection with such costs necessary for verification thereof, for a period of at least three (3) years after the end of the Calendar Year in which they were incurred. No more than once every Calendar Year, upon reasonable notice, an independent auditor designated by a Party, and reasonably acceptable to the other Party, shall have the right to examine the other Party’s records concerning such costs; provided, however, that once any period of records has been reviewed by an independent auditor designated by the other Party, such records shall not be subject to additional reviews except for good cause. All costs and expenses of such auditor incurred in connection with performing any such audit shall be paid by the Party performing such audit unless such audit discloses a material breach of the obligations of the audited Party under this Agreement, in which case the audited Party shall bear such costs and expenses.

SECTION 4. DEVELOPMENT; MAINTENANCE OF REGULATORY APPROVALS

4.1                General. Dara shall:

4.1.1                Maintain the Product in compliance in all material respects with all requirements of Applicable Law;

4.1.2                Maintain records, which shall be complete and accurate in all material respects and shall fully and properly reflect all expenses, in connection with the of the Product;

4.1.3                Complete, at its sole expense, any and all pediatric studies required as a condition of the continuing Regulatory Approval of the NDA; and

4.1.4                Complete, at its sole expense, any and all Development activities required for the extension of the Territory to include Canada.

4.2                Clinical Activities. Dara shall be solely responsible for conducting, at its sole expense, the pediatric study required by the FDA under the Pediatric Research Equity Act as specifically detailed in the NDA approval. Onxeo shall provide such reasonable assistance and cooperation as may be required in order to assist Dara in the fulfillment of the foregoing and shall not seek reimbursement of any out-of-pocket costs it incurs in connection therewith. Onxeo shall provide any necessary clinical trial supplies of the Product at the prices set forth in the Supply Agreement, and Dara shall reimburse Onxeo for the out-of-pocket cost Onxeo actually incurs of any and all required modifications thereto (e.g., modified labeling or packing) , with such costs being billed as pass-through costs without markup.

4.3                Development Responsibilities of Dara. Dara shall at its cost have overall responsibility for the performance of the following activities (the “Development Plan”): (a) maintenance of the Product’s approved NDA and preparation and filing of any supplements thereto necessary for Commercialization of the Product; (b) preparing and submitting periodic product safety reports; (c) making all required “OPDP” submissions; (d) filing of any post-marketing obligations required by the FDA; and (e) developing and implementing a pharmacovigilance and medical information program. From and after Onxeo’s transfer to Dara of Onxeo’s right, title and interest in and to the NDA, Dara shall be responsible and pay for all of the costs and expenses incurred in connection with its obligations under this Section 4.3, including any and all taxes or fees relating to the NDA. The annual FDA establishment and product fees for the one (1) SKU of the Product shall be allocated between the Parties as set forth in Schedule 6. Dara shall own any and all regulatory filings and approvals which it completes and obtains for the Product in the Territory. Any responsibility of Dara under this Section 4.3 shall be Dara’s sole responsibility and Onxeo shall be prohibited from taking any actions in connection therewith, other than as may be necessary to preserve its rights in the event of a failure of Dara to perform its obligations after having received a demand from Onxeo. Onxeo shall have the right to access, use and reference the NDA, including any and all data and other information directly relating thereto, solely for the purpose of developing and obtaining Regulatory Approvals to market and sell Product outside of the Territory. Dara agrees to provide similar use of the NDA to Onxeo’s partners outside of the Territory as reasonably requested by Onxeo. Onxeo shall be responsible for all costs and expenses related to its access, use and reference to the NDA as contemplated by this Section 4.3.

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SECTION 5. COMMERCIALIZATION

5.1                Dara’s Responsibility and Control. Except as otherwise expressly set forth herein, Dara shall have responsibility for all Commercialization activities for the Product in the Territory, including developing strategies and tactics related to the advertising, promotion, pricing, marketing and selling of the Product. Dara shall have final decision-making authority and primary responsibility for all Commercialization strategies, plans and activities regarding the Product in the Territory. Dara shall comply and shall require all of its Affiliates and Third Party agents, subcontractors and Co-promotion Partners, if any, to comply, with all Applicable Laws in Commercializing the Product in accordance with this Agreement. Dara shall at all times comply and shall require all of its Affiliates and Third Party agents, subcontractors and Co-promotion Partners, if any, to comply with the requirements of the approved labeling for the Product as maintained by Onxeo and, in particular, shall not make any claims for the Product, or Commercialize the Product, in a manner that is inconsistent with the approved labeling.

5.2                Specific Commercialization Rights and Obligations of Dara. Dara shall use Commercially Reasonable Efforts to Commercialize the Product to all segments of the market for the Product (including in particular the specialist and general practitioner segments) in a manner consistent with the then-current Commercialization plan (the “Commercialization Plan”; as set forth in Schedule 5) and at all times consistent with Applicable Laws. Such Commercialization Plan shall include, without limiting the foregoing, forecasts, sales, customers, SWOT and market reviews, sales and market share objectives, sales force objectives, detailing position, sales and promotion methods and programs and key product data. Without limiting the generality of the above, the Commercialization Plan shall also address the following topics: (a) the targeting of key opinion leaders in the Territory, (b) the investment of time and resources to build a network of product advocates in the local medical community, (c) the timely recruitment and maintenance of an adequate and properly incentivized sales force with the type and amount of incentives which are reasonably calculated to ensure an adequate effort to Commercialize the Product in accordance with its approved labeling, (d) the investment in appropriate marketing tools which would allow the collection of the data necessary for the efficient assessment of the activities of competitors and of customers’ needs, and (e) the implementation in the Territory of a management system to track the quality of targeting and the frequency and the quality of the coverage of selected targets. The first Commercialization Plan shall be discussed and agreed by the Parties during the first meeting of the Steering Committee. Subsequently, the Commercialization Plan for a Calendar Year shall be provided once annually to Onxeo during the fourth Calendar Quarter of the previous Calendar Year, to be discussed and approved (such approval not to be unreasonably delayed, denied or conditioned) during the next meeting of such Steering Committee. Subject to any conditions or limitations expressly set forth herein, it shall be Dara’s sole right and responsibility to: (a) develop advertising and promotional materials related to the Product; (b) book sales for the Product; (c) handle all returns of the Product; (d) handle all aspects of order processing, invoicing and collection of receivables for the Product; (e) collect data regarding sales to hospitals and other end users of the Product; (f) monitor inventory levels of the Product; (g) provide first line customer support and pharmacovigilance; (h) warehouse the Product; and (i) determine the prices for the Product and any discounts and rebates that may be offered thereto, including decisions relating to customer allowances and credits. The implementation of the Commercialization Plan shall be within Dara’s sole decision-making authority and control, and the activities of any Affiliates or Third Party agents, subcontractors or Co-promotion Partners of Dara shall be attributed to Dara for the purpose of determining whether Dara’s obligations with respect to Commercialization have been satisfied.

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5.3                Product Launch and Market Coverage. Provided there are no regulatory or legal disputes or issues related to the Commercialization of the Product and provided the Product has been delivered to Dara according to the purchase order and to the terms of this Agreement then Dara will begin active Commercialization of the Product in all major market segments no later than six (6) months after the Effective Date. During the first eighteen (18) months after the First Commercial Sale, Dara shall maintain a minimum of twenty (20) full time equivalents in its sales and marketing functions for the Product covering the principal cancer treatment centers in the major metropolitan areas of the Territory. Dara’s Co-promotion Partner shall maintain a minimum of twenty-four (24) full time equivalents to serve the general practitioner market, each of whom shall have the background, training and knowledge required to facilitate the successful Commercialization of the Product in the Territory. Should a generic equivalent product be approved by the Regulatory Authority, and Dara provides reasonable evidence that the generic equivalent product has achieved a unit market share of ten percent (10%) or more, the minimum full time equivalent requirement shall be waived and Dara shall have the right to terminate this Agreement upon the provision of written notice to Onxeo, in which case Onxeo shall, on Dara’s first request by notice, cancel previously placed purchase orders for the Product, provided, however, that Dara shall advance to Onxeo any costs, determined on a pass-through basis, reasonably incurred by Onxeo in connection with the cancellation of such orders.

5.4                Promotional Activities. Dara will be responsible for all branding activities for the Product. Onxeo shall provide Dara with samples of all relevant marketing materials in its possession relating to Oravig for use during the Term. Onxeo shall in particular provide Dara with (a) templates for sales brochures, posters, training materials and any other advertising materials generated for the Oravig Trademark and (b) access to the primary and secondary packaging artwork. Dara shall have the right to make such use of the advertising materials provided by Onxeo hereunder as Dara shall see fit, in its sole discretion, subject to any copyrights or other rights held by any Third Party, for which rights Dara shall have the sole responsibility to negotiate and/or enter into agreements allowing such use.

5.5                Commercialization and Marketing Expenses. Dara shall be responsible and pay for one hundred percent (100%) of the Marketing Expenses for the Product in the Territory including the costs and expenses incurred in connection with Dara’s responsibilities under this Section 5.

SECTION 6. PAYMENTS AND REPORTS

6.1                Milestone Payment. A one-time non-refundable and non-creditable payment will be due from Dara to Onxeo in consideration of Dara’s achievement of the following Net Sales milestone achieved in the first five (5) full Calendar Years following the Effective Date (a “Milestone”):

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Milestone	Milestone Payment (U.S. Dollars)
Annual Net Sales reach [***]	[***]
Annual Net Sales reach [***]	[***]
Annual Net Sales reach [***]	[***]

Dara may reduce its first Milestone payment due hereunder by the amount expended by Dara in providing replacement product inventory to wholesalers in the Territory as contemplated in that certain letter agreement between the Parties dated March 9, 2015 and executed contemporaneously herewith. Payment by Dara of a Milestone payment shall be made within sixty (60) days after the close of the Calendar Year in which the Milestone is achieved. Should more than one Milestone be achieved during a single Calendar Year, only the Milestone payment of the highest amount shall be paid for that specific year. The aggregate Milestone payments with respect to the first five (5) full Calendar Years following the Effective Date shall not exceed [***].

6.2                Additional Payment. In addition to the Milestone Payments in Section 6.1, Dara shall pay to Onxeo [***] of any upfront, milestone or similar amounts when and as received from its Co-Promotion Partner(s) if, and to the extent, that the aggregate payments received by Dara from its Co-promotion Partner(s) under the Co-promotion Agreement(s) less any amounts Dara is contractually obligated to pay to Co-Promotion Partner(s) in connection with Commercialization of the Product, exceed [***].

6.3                Supply Terms. Onxeo shall Supply the Product to Dara in accordance with the terms and conditions set forth in the Supply Agreement.

6.4                Manner of Payment. All sums due under this Agreement shall be payable in dollars by bank wire transfer of immediately available funds to such bank account(s) as Onxeo shall designate. Dara shall notify Onxeo as to the date and amount of any such wire transfer to Onxeo at least two (2) Business Days prior to such transfer. All overdue amounts due to Onxeo hereunder shall bear interest at the rate equal to one percent (1.0%) per month or at the highest rate permitted by law, whichever is less. The payment of such interest shall not prevent Onxeo from exercising any other rights it may have as a consequence of the lateness of any payment.

6.5                Bartering Prohibited. Dara and its Affiliates, Co-promotion Partners and Third Party subcontractors shall not solicit or accept any goods or services in exchange for the sale or transfer of the Product.

6.6                Taxes and Withholding. All payments under this Agreement will be made without any deduction or withholding for or on account of any tax, duties, levies, or other charges unless such deduction or withholding is required by Applicable Law. If Dara is so required to deduct or withhold, Dara will: (a) notify Onxeo of such requirement in writing; (b) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required; and (c) forward to Onxeo an official receipt (or certified copy) or other documentation reasonably acceptable to Onxeo evidencing such payment to such authorities. Dara will cooperate with Onxeo to establish any document allowing for the application of a reduced withhold tax rate or necessary to obtain a credit or other reduction in taxes, to the fullest extent permitted under the American-French tax treaty or applicable laws or regulations.

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6.7                Accounting. All financial terms and standards defined or used in this Agreement for sales or activities occurring in the Territory shall be governed by and determined in accordance with GAAP, including the calculation of Net Sales; provided that when the actual results become known relative to any accrued amount, any difference between the actual results and the accrual is reported and accounted for in the next payment due hereunder (subject to customary processing periods).

6.8                Record Keeping; Audits. With respect to the books and accounts of Dara and its Affiliates which pertain to the first five (5) years of this Agreement following the First Commercial Sale of Product, Dara and its Affiliates shall keep books and accounts of record in connection with Net Sales of the Product in sufficient detail to permit accurate determination of all figures necessary for verification of the Milestone for which payment is to be made hereunder. Dara, its Affiliates and its Co-promotion Partners shall maintain such records for a period of at least three (3) years after the end of the Calendar Year in which they were generated; provided, however, that if any records are in dispute and Dara has received written notice from Onxeo of the records which are in dispute, Dara, its Affiliates and its Co-promotion Partners shall keep such records until the later of one (1) year as of such notice or until such dispute is resolved. No more than once every calendar year, upon reasonable notice to Dara, an independent auditor designated by Onxeo and reasonably acceptable to Dara shall have the right to examine Dara’s (or its Affiliates’ or Co-promotion Partners or subcontractors’) records to determine the correctness of the Milestone payment to be made to Onxeo under the terms of this Agreement. All costs and expenses of such auditor incurred in connection with performing any such audit shall be paid by Onxeo unless such audit discloses that a Milestone payment was not timely paid when due in accordance with Section 6.1, in which case Dara shall bear such costs and expenses; provided, however, that once a period of time has been reviewed by an independent auditor pursuant to this Section, such books and records shall not be subject to a subsequent review without a showing of good cause reasonably acceptable to Dara.

SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1                Representations. Warranties and Covenants of Each Party. Each Party hereby represents, warrants and covenants to the other Party as follows:

7.1.1                Such Party: (a) is duly formed and in good standing under the laws of the jurisdiction of its formation; (b) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; and (c) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

7.1.2                All necessary consents, approvals and authorizations of all Regulatory Authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

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7.1.3                The execution and delivery of this Agreement, the performance of such Party’s obligations hereunder, and any actions or omissions of such Party related to the activities contemplated hereunder and the circumstances surrounding this Agreement: (a) do not and will not conflict with or violate any Applicable Law or any provision of the articles of incorporation, bylaws or other governing charter documents of such Party; and (b) do not and will not conflict with, violate, or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

7.1.4                Each Party agrees not to engage in any action that is in violation or inconsistent with the terms and conditions of this Agreement or that interferes with the consummation of the transactions contemplated under this Agreement.

7.2                Additional Onxeo Representations. Warranties and Covenants. Onxeo represents, warrants and covenants to Dara as follows:

7.2.1                Onxeo exclusively owns or has the right to license or use as provided herein the Onxeo Intellectual Property and, except as expressly provided herein, shall continue to do so during the Term. To the extent Onxeo has any payment or diligence obligations in regard to the Onxeo Intellectual Property, all such payment and diligence obligations are current and fully satisfied up to and as of the Effective Date, and during the Term Onxeo shall continue to make royalty payments due to Third Parties in connection with the Onxeo Intellectual Property, if any. Onxeo has not received any written notice of any Third Party Claim alleging infringement or misappropriation of any Intellectual Property of any Third Party related to the Onxeo Intellectual Property or the Supply or Commercialization of the Product, in each case solely as concerns the Territory, and, to the knowledge of the management of Onxeo, without independent investigation, there are no circumstances or conditions in existence as of the Effective Date that would reasonably be expected to give rise to a claim that the Onxeo Intellectual Property or the Supply or Commercialization of the Product, in each case solely as concerns the Territory, infringes any Intellectual Property of any Third Party or that Onxeo has misappropriated any Intellectual Property of any Third Party related to the Onxeo Intellectual Property or the Supply or Commercialization of the Product in the Territory.

7.2.2                Onxeo and its Affiliates have the right to grant the licenses granted to Dara under Section 2.3.

7.2.3                Neither Onxeo nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of Dara’s rights under this Agreement.

7.2.4                Onxeo exclusively owns all right, title and interest in and to the NDA as of the Effective Date. As of the Effective Date, all fees owing to the FDA relating to the Product, including annual Establishment Fees and Product Fees, have been paid and are current except to the extent specifically set forth in Schedule 6.

7.2.5                During the Term Onxeo shall and shall cause its subcontractors to comply with and maintain in force all licenses, consents, permits and authorization which may be required with respect to the facility where the Supply of the Product is carried out, including without limitation, licenses and permits issued or required by all Regulatory Authorities and those required in relation to the generation, storage, treatment, transport, possession, handling and disposal of any waste and Onxeo shall Supply Product in compliance with all such licenses, consents, permits and authorization.

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7.2.6                Onxeo shall not during the Term in the Territory: (a) Supply (either directly or indirectly) or arrange for the Supply of Product to any Affiliate of Onxeo or any Third Party or for Onxeo’s own account in the Territory, other than for sale to Dara or for sale outside of the Territory; or (b) manufacture Product for the account of any Third Party besides Dara or its Affiliates or Co-promotion Partners or their permitted Third Party designees for distribution in the Territory.

7.2.7                The Product shall: (a) be supplied in accordance with the Specifications and cGMP; (b) be in conformity with the applicable Specifications, applicable Regulatory Approval, Applicable Law and the Certificate of Analysis; and (c) be in dosage form labeled, packaged and tested for commercial sale in the Territory and title to such Product shall pass to Dara as provided herein free and clear of any security interest, lien or other encumbrance.

7.2.8                During the Term, Onxeo shall not use the Onxeo Retained Rights in a manner which is reasonably calculated to adversely affect the license granted to Dara hereunder.

7.3                Additional Dara Representations. Warranties and Covenants. Dara further represents, warrants and covenants to Onxeo that:

7.3.1                During the Term, Dara shall comply with and maintain in force all licenses, consents, permits and authorizations necessary to perform its obligations under this Agreement.

7.3.2                Dara and its Affiliates and Co-promotion Partners have the necessary experience, facilities, finances and personnel to perform the obligations of Dara hereunder, and is prepared timely to complete pre-launch and launch activities and Commercialize the Product to all material market segments in the Territory as provided herein. Dara has conducted the due diligence and other investigations and reviews it considers necessary prior to entering into this Agreement. It has utilized its own scientific, marketing and distribution expertise and experience to analyze and evaluate both the scientific and commercial value of the Product and has relied solely on such analysis and evaluations in deciding to enter into this Agreement.

7.3.3                Neither Dara nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will be violated by the signature or performance of this Agreement or will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of Dara’s or Onxeo’s rights under this Agreement.

7.3.4                During the Term, Dara shall not directly or indirectly, and shall cause its Affiliates and its Co-promotion Partners not to directly or indirectly, develop, market and/or sell an alternative tablet or extended release product containing the API, or enter into any agreement or arrangement or otherwise engage in any activities relating to the foregoing.

7.3.5                With respect to Commercialization of the Product, Dara agrees to expend efforts therefor using no less than the level of diligences it would typically employ for a product having similar commercial potential developed by Dara itself and for which it does not owe a royalty or similar payment obligation to a Third Party. Dara shall cause to include a comparable provision(s) in each Co-promotion Agreement into which it enters.

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7.4                Disclaimer. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A WARRANTY OR REPRESENTATION BY ONXEO: (A) THAT THE PRODUCT IS OR WILL BE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, INDUSTRIAL DESIGN OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY; (B) REGARDING THE EFFECTIVENESS, VALUE, SAFETY, NON-TOXICITY OF THE PRODUCT OR ANY INFORMATION OR RESULTS PROVIDED BY ONXEO PURSUANT TO THIS AGREEMENT, OR (C) REGARDING THE ABILITY OF DARA TO COMMERCIALIZE THE PRODUCT IN THE TERRITORY OR THE ADEQUACY OR SUFFICIENCY OF THE ASSETS OR RIGHTS GRANTED HEREUNDER FOR SUCH PURPOSE. EXCEPT AS SET FORTH HEREIN, ONXEO HEREBY DISCLAIMS, AND DARA HEREBY WAIVES, RELEASES AND RENOUNCES, ALL WARRANTIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY DEFECT IN THE PRODUCT PROVIDED HEREUNDER OR THE API INCLUDED THEREIN, INCLUDING, BUT NOT LIMITED TO, (I) ANY IMPLIED WARRANTY OF MERCHANTABILITY, ABSENCE OF HIDDEN DEFECTS (WITHOUT LIMITATION ON PROVISIONS OF THE SUPPLY AGREEMENT) OR FITNESS FOR A PARTICULAR PURPOSE, OR (II) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

SECTION 8. CONFIDENTIAL INFORMATION

8.1                General. Pursuant to the terms of this Agreement, each of Onxeo and Dara (in such capacity, the “Disclosing Party”) has disclosed and will be disclosing to the other Party, and to the officers, directors, employees, agents and/or representatives of each (in such capacity, the “Receiving Party”) certain secret, confidential or proprietary data, Intellectual Property and related information, including, without limitation, operating methods and procedures, marketing, manufacturing, distribution and sales methods and systems, sales figures, pricing policies and price lists and other business information (“Confidential Information”). Without limiting the foregoing, it is acknowledged that the Onxeo Intellectual Property shall constitute the Confidential Information of Onxeo (subject to Section 8.2). The Receiving Party shall make no use of any Confidential Information of the Disclosing Party except in the exercise of its rights and the performance of its obligations set forth in this Agreement. The Receiving Party: (a) shall keep and hold as confidential, and shall cause its officers, directors, employees, agents and representatives to keep and hold as confidential, all Confidential Information of the Disclosing Party; and (b) shall not disclose, and shall cause its officers, directors, employees, agents and representatives not to disclose, any Confidential Information of the Disclosing Party. Confidential Information disclosed by the Disclosing Party shall remain the sole and absolute property of the Disclosing Party, subject to the rights granted in this Agreement or Applicable Law.

8.2                Exceptions. The above restrictions set forth in Section 8.1 on the use and disclosure of Confidential Information shall not apply to any information which: (a) is already known to the Receiving Party at the time of disclosure by the Disclosing Party, as demonstrated by competent proof (other than as a result of prior disclosure under any agreement between the Parties with respect to confidentiality); (b) is or becomes generally known or available to the public other than through any act or omission of the Receiving Party in breach of this Agreement; (c) is acquired by the Receiving Party from a Third Party who is not directly or indirectly under an obligation of confidentiality to the Disclosing Party with respect to same, or (d) is developed independently by the Receiving Party without the use, direct or indirect, of the Disclosing Party’s Confidential Information. In addition, nothing in this Section 8 shall be interpreted to limit the ability of either Party to disclose its own Confidential Information to any other Person on such terms and subject to such conditions as it deems advisable or appropriate.

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8.3                Permitted Disclosures. It shall not be a breach of Section 8.1 if a Receiving Party discloses Confidential Information of a Disclosing Party: (a) pursuant to Applicable Law, including securities laws applicable to a public company, to any Regulatory Authority or pursuant to the procedures, listing standards or agreements of any national or international securities exchange or the NASDAQ Stock Market or the EURONEXT Stock Market or other governmental authority; or (b) for regulatory filings and/or patent prosecution for the Product, or (c) in a judicial, administrative or arbitration proceeding to enforce such Party’s rights under this Agreement; provided, however, that the Receiving Party (i) provides the Disclosing Party with as much advance written notice as possible of the required disclosure, (ii) reasonably cooperates with the Disclosing Party in any attempt to prevent, limit or seek confidential treatment for the disclosure and (iii) discloses only the minimum amount of Confidential Information necessary for compliance; or (d) to its Affiliates or its Co-promotion Partners (and potential Co-promotion Partners), employees, consultants, agents or other Third Parties in connection with performance of activities contemplated by this Agreement or to Third Parties in connection with due diligence or similar investigations by such Third Parties, provided, in each case, that any such Affiliate, Co-promotion Partner (or potential Co-promotion Partner), employee, consultant, agent or Third Party agrees to be bound by terms of confidentiality and non-use comparable in scope to those set forth in this Section 8.

8.4                Confidential Terms. Each Party acknowledges and agrees that the terms and conditions of this Agreement shall be considered Confidential Information of each Party and shall be treated accordingly. Notwithstanding the foregoing, each Party acknowledges and agrees that the other may be required to disclose some or all of the information included in this Agreement in order to comply with its obligations under securities laws applicable to a public company or the procedures, the listing standards or agreements of any national or international securities exchange, and hereby consents to such disclosure to the extent deemed advisable or appropriate by its respective counsel (but only after consulting with the other Party to the extent practicable). The Parties may also disclose the existence of this Agreement and terms thereof to their directors, investors, officers, employees, attorneys, accountants and other advisers on a need to know basis and may, upon obtaining a written confidentiality agreement, further disclose the existence and terms of this Agreement to Third Parties to whom it may be relevant in connection with financings, acquisitions and similar transactions.

8.5                Equitable Remedies. Each Party specifically recognizes that any breach by it of this Section 8 may cause irreparable injury to the other Party and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each Party agrees that in the event of any such breach, the other Party shall be entitled to seek injunctive relief and such other legal and equitable remedies as may be available.

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SECTION 9. INDEMNIFICATION; LIMITATION OF LIABILITY

9.1                Indemnification by Dara. Dara shall defend, indemnify and hold harmless Onxeo and its Affiliates and each of their respective officers, directors, shareholders, employees, successors and assigns (each, “Dara Indemnitee”) from and against all Third Party Claims and all Losses to which a Dara Indemnitee may become subject, to the extent such Third Party Claims or Losses arise out of: (a) the gross negligence or willful misconduct of Dara or any of its Affiliates or Co-promotion Partners or subcontractors in performing any of Dara’s obligations under this Agreement; or (b) a material breach by Dara or any of its Affiliates or Co-promotion Partners or subcontractors of any of Dara’s representations, warranties, covenants or agreements under this Agreement; or (c) the Commercialization of the Product in the Territory (“Onxeo Claims”); provided, however, that in all cases referred to in this Section 9.1, Dara shall not be liable to indemnify, defend or hold harmless any Dara Indemnitee for any Onxeo Claims to the extent that such Onxeo Claims arise out of: (i) the gross negligence or willful misconduct or intentional wrongdoing of any Dara Indemnitee; or (ii) any breach by any Dara Indemnitee of Onxeo’s representations, warranties, covenants or agreements under this Agreement or the Supply Agreement.

9.2                 Indemnification by Onxeo. Onxeo shall defend, indemnify and hold harmless Dara, its Affiliates and their Co-promotion Partners and each of their respective officers, directors, shareholders, employees, successors and assigns (each, “Onxeo Indemnitee”) from and against all Third Party Claims and all Losses to which an Onxeo Indemnitee may become subject to the extent such Third Party Claims or Losses arise out of: (a) the gross negligence or willful misconduct of Onxeo or any of its Affiliates in performing any of its obligations under this Agreement; or (b) a material breach by Onxeo or any of its Affiliates of any of its representations, warranties, covenants or agreements under this Agreement or the Supply Agreement; or (c) the Commercialization of the Product outside of the Territory (“Dara Claims”); provided, however, that in all cases referred to in this Section 9.2, Onxeo shall not be liable to indemnify, defend or hold harmless any Onxeo Indemnitee for any Dara Claims to the extent that such Dara Claims arise out of (i) the gross negligence or willful misconduct or intentional wrongdoing of any Onxeo Indemnitee or (ii) any breach by any Onxeo Indemnitee of Dara’s representations, warranties, covenants or agreements under this Agreement.

9.3                 Procedure for Indemnification for Third Party Claims.

9.3.1                Notice. In the case of a claim made by any Person who is not a Party to this Agreement (or an Affiliate or Co-promotion Partner thereof) as to which a Party (the “Indemnitor”) may be obligated to provide indemnification pursuant to this Agreement (a “Third Party Claim”), such Party seeking indemnification hereunder (the “Indemnitee”) will notify the Indemnitor in writing of the Third Party Claim (and specifying in reasonable detail the factual basis for the Third Party Claim and to the extent known, the amount of the Third Party Claim) promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been actually and materially prejudiced as a result of such failure.

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9.3.2                Defense of Claim. If a Third Party Claim is made against an Indemnitee, the Indemnitor will be entitled, within thirty (30) days after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third Party Claim, to assume the defense thereof by providing written notice to Indemnitee of its intention to assume the defense of such Third Party Claims within such thirty (30) day period (at the expense of the Indemnitor) with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee for so long as the Indemnitor is conducting a good faith and diligent defense. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if under applicable standards of professional conduct a conflict of interest exists between the Indemnitor and the Indemnitee in respect of such claim, such Indemnitee shall have the right to employ separate counsel to represent such Indemnitee with respect to the matters as to which a conflict of interest exists and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnitor; provided, further, that the Indemnitor shall only be responsible for the reasonable fees and expenses of one separate counsel for such Indemnitee. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitor will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee informed of developments relating to or in connection with such Third Party Claim, as may be reasonably requested by the Indemnitee insofar as it directly relates to the Third Party Claims (including, without limitation, providing to the Indemnitee on reasonable request updates and summaries as to the status thereof). If the Indemnitor chooses to defend a Third Party Claim, all Indemnitees shall reasonably cooperate with the Indemnitor in the defense thereof (with reasonable and properly substantiated out-of-pocket expenses to be reimbursed by the Indemnitor, including reasonable legal fees and expenses, of the Indemnitee). If the Indemnitor does not elect to assume control by written acknowledgement of the defense of any Third Party Claim within the thirty (30) day period set forth above, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor, after three (3) Business Days’ written notice to the Indemnitor of its intent to do so, to undertake the defense of the Third Party Claim for the account of the Indemnitor (with counsel selected by the Indemnitee), and to compromise or settle such Third Party Claim, exercising reasonable business judgment.

9.3.3                Settlement of Claims. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnitor may recommend that by its terms obligates the Indemnitor to pay the full amount of Losses (whether through settlement or otherwise) in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all Losses in connection with such Third Party Claim; provided, however, that, without the Indemnitee’s prior written consent, the Indemnitor shall not consent to any settlement, compromise or discharge (including, without limitation, the consent to entry of any judgment), that provides for injunctive or other nonmonetary relief affecting the Indemnitee.

9.4                 Assumption of Defense. Notwithstanding anything to the contrary contained herein, an Indemnitee shall be entitled to assume the defense of any Third Party Claim with respect to the Indemnitee upon written notice to the Indemnitor pursuant to this Section 9, in which case, the Indemnitor shall be relieved of liability under Section 9.1 or 9.2, as applicable, solely for such Third Party Claim and related Losses.

9.5                 Insurance. Dara shall obtain and/or maintain, at its sole cost and expense, general liability coverage appropriate to its activities with reputable and financially secure insurance carriers to cover its activities related to this Agreement, including immediately upon First Commercial Sale, during the Term and for a period of five (5) years after the termination or expiration of this Agreement, a product liability insurance in amounts, respectively, which are reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities at the respective place of business of Dara but in no event less than five million dollars ($5,000,000). All insurance policies reflecting such insurance shall be written on a “claims made” basis with an insurance company rated at least A-3 by Best’s rating guide. Onxeo (and its designees who have an insurable interest) shall be added as an additional insured on Dara’s product liability insurance policy. If requested by Onxeo in writing, Dara shall provide Onxeo with a certificate of insurance and shall keep such policy current. The product liability insurance shall insure against all liability, including without limitation personal injury, physical injury, or property damage arising out of Dara’s activities in connection with the Supply and Commercialization of the Product. For product liability insurance, Dara also agrees to waive, and will require its insurers to waive, all rights of subrogation against Onxeo and its directors, officers, employees, and agents on all the foregoing coverages.

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9.6                 Remedies Relating to the Vestiq Bankruptcy. Onxeo has advised Dara that the NDA for the Product was previously held by Vestiq Holdings, Inc. and/or its Affiliates (together, “Vestiq”‘) and was transferred by Vestiq to Onxeo prior to the filing of the Voluntary Petition under Chapter 7 of the U.S. Bankruptcy Code filed by Vestiq Holdings, Inc. and its Affiliates on April 29, 2014. Each Party hereby represents and warrants to the other that it has made its own independent investigation of the circumstances surrounding the bankruptcy of Vestiq and the transfer to Onxeo of the NDA and assumes any and all risks it may have in connection with or as a result thereof. In the event that the Trustee in such bankruptcy proceedings or any third party seeks to challenge the validity or enforceability of the transfer to Onxeo of the NDA, Onxeo shall promptly consult with Dara concerning any actions to be taken to ensure Dara’s quiet enjoyment of the NDA and the rights granted to Dara hereunder, and Onxeo shall (as its sole obligation and as Dara’s sole remedy, to the exclusion of any other obligations including any obligation to indemnify Dara for Losses arising from or related thereto) take any action that Dara may reasonably request in order to preserve such quiet enjoyment, at Dara’s cost, a reasonable estimate of such costs to be advanced by Dara to Onxeo as a condition to Onxeo’s obligation to take such action.

9.7                 Limitation of Liability. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR TO THE EXTENT CAUSED BY GROSS NEGLIGENCE OR INTENTIONAL ACTS OR OMISSIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH A BREACH OR ALLEGED BREACH OF THIS AGREEMENT. THE FOREGOING SENTENCE SHALL NOT APPLY IN CASES OF FRAUD AND SHALL NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY FROM AND AGAINST THIRD PARTY CLAIMS UNDER THIS SECTION 9.

SECTION 10. TERM AND TERMINATION

10.1               Term. This Agreement shall commence as of the Effective Date and shall continue until terminated as hereinafter provided.

10.2               Termination. In addition to any other provision of this Agreement expressly providing for termination of this Agreement:

10.2.1               This Agreement may be terminated by either Party: (a) immediately upon written notice if the other Party shall file in any court or agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization (except for the purposes of a bona fide amalgamation or other reorganization) or for an arrangement or for the appointment of a receiver or trustee of the other Party or of its assets, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors; or (b) if the other Party commits any material misrepresentation or material breach of any of its covenants, obligations, representations or warranties under this Agreement and, in the case of a breach which is capable of remedy, such Party fails to remedy the same within ninety (90) days after receipt of a written notice describing the breach and requiring it to be so remedied (or, in the case of Dara’s covenants and obligations under Section 5, Dara fails to remedy the same within sixty (60) days after receipt of a written notice describing the breach and requiring it to be so remedied) or for such longer period as may be reasonably required to cure such breach, provided that the breaching party continues to diligently pursue such cure;

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10.2.2               This Agreement may be terminated by Onxeo upon written notice to Dara in the event that Dara fails to promptly pay (i) for any undisputed Milestone as and when due pursuant to Section 6.1, or (ii) any undisputed invoice for Supply Price and Sample Price as and when due pursuant to the Supply Agreement, if Dara has not cured such breach within sixty (60) days (ten (10) days in the event of a payment default regarding any undisputed payment) following written notice of termination by Onxeo; and

10.2.3               This Agreement may be terminated by Onxeo in the event that Dara fails to (i) use its Commercially Reasonable Efforts to execute its commercial responsibilities for the Product and/or (ii) use its Commercially Reasonable Efforts to maintain the NDA for the Product during the Term, in each case as determined by a binding arbitral decision as provided in Section 13.13.3. In either case, if such breach is curable, such termination shall be effective only if Dara fails to remedy such failure within sixty (60) days of receipt of such notice.

10.3               No Waiver. The right of Dara or Onxeo to terminate this Agreement, as herein above provided, shall not be affected in any way by Dara’s or Onxeo’s respective waiver or failure to take action with respect to any prior default or breach.

10.4               Effects of Termination.

10.4.1               Effect of Termination Generally. On the termination of this Agreement for any reason, except as otherwise expressly provided herein, all rights and obligations of each Party hereunder shall cease.

10.4.2               Disposition and Transfer of Inventory upon Termination: Milestone Payment Due Thereon Not Affected By Termination. On the expiration or earlier termination of this Agreement by either Party according to the provisions of Section 10.2: (a) accrued but unpaid Supply Price, Sample Price and Milestone payments for Product sold as of the effective date of termination shall remain due and payable as scheduled; (b) at Onxeo’s option, Onxeo shall complete all work-in-process and Dara shall purchase at the Supply Price and the Sample Price, as applicable, under this Agreement, all remaining inventory of the Product and, at cost, all Raw Materials relating thereto in Onxeo’s possession or control, and Onxeo shall use all Commercially Reasonable Efforts to mitigate the cost thereof to Dara and to consult with Dara in connection with such attempts to mitigate; (c) Dara shall have the right to sell out such remaining inventory of Product for a period of up to two (2) years following the termination of this Agreement to the extent the dating of such Product has not expired, after which any unsold inventory of Product shall be promptly destroyed at Dara’s cost, but only on its customary terms and conditions of sale; and (d) Dara shall pay Onxeo, if applicable, for achievement of the Milestone, in the same amount and calculated in accordance with the terms set forth in Section 6.1, on each sale of remaining inventory of Product by Dara and/or its Affiliates and/or its Co-promotion Partners when and as such Product is sold.

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10.4.3                Effect of Certain Instances of Termination. In the event this Agreement is terminated by Onxeo pursuant to Sections 10.2.2 through and including 10.2.4, Dara hereby agrees to assign or cause to be assigned to Onxeo, should Onxeo so request, all of Dara’s and its Affiliates’ rights, title and interests in and to (a) the Oravig Trademark, and (b) the NDA for the Product as filed with the FDA (or the data and information that would otherwise be in the NDA for the Product if such NDA has not been filed, to the extent such data and information is in Dara’s or its Affiliates’ possession and control), without payment by Onxeo to Dara with respect to such assignments, and Dara agrees to cooperate with Onxeo and to execute and deliver any and all documents reasonably necessary to perfect its rights to the NDA for the Product. If Onxeo reasonably requests, and to the extent assignable by Dara, Dara shall transfer to Onxeo any Third Party agreements relating to the Development or Commercialization of Product to which Dara is a party, provided that Onxeo agrees to assume and perform all obligations arising under such agreements after the date of such assignment and to reimburse Dara for any escrow, advance or similar payments made by Dara that will inure to the benefit of Onxeo. At Onxeo’s request, for a period not longer than six (6) months after termination of the Agreement, Dara shall continue to support the product call center at Dara’s sole cost. Dara shall further continue to receive Adverse Drug Experience and Serious Adverse Drug Experience reports relating to the Product, and forward such reports to Onxeo, during a period of eighteen (18) months after termination and until the expiration date of shelf life of the last lot of the Product which Dara distributes in the Territory, whichever period is longer.

10.4.4               Accrued Rights. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration including damages arising from any breach under this Agreement. Termination, relinquishment or expiration of this Agreement shall not relieve either Party from any obligation which is expressly or by implication intended to survive such termination, relinquishment or expiration of this Agreement and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination, relinquishment or expiration. Remedies for breaches under this Agreement shall also survive any termination, relinquishment or expiration of this Agreement.

10.4.5               Survival. The following Sections of this Agreement, as well as any other provisions in this Agreement which specifically state they will survive termination or expiration of this Agreement, shall survive termination of this Agreement for any reason: Section 1, Section 2.1 through Section 2.6 inclusive (provided that the license granted in Section 2.3 shall be non-exclusive and all such Sections shall survive for the sole purpose of selling remaining inventory of the Product as set forth in Section 10.4.2(b)), Section 6.1 with respect to an unpaid Milestone payment, Section 7.4, Section 8, Section 9, Section 10.3, this Section 10.4.5, Section 11.3, Section 12.2 and 12.3 with respect to pending claims thereunder, and Section 13.

10.4.6               Return of Confidential Information. Within thirty (30) days of any expiration or termination of this Agreement: (a) Dara shall cease to use and shall deliver to Onxeo, upon written request, all Confidential Information of Onxeo, except for any documents or records that Dara is required to retain by Applicable Law, including without limitation copies of all data, reports, records, promotional materials, advertising, and marketing materials in Dara’s possession relating to the Commercialization of the Product in the Territory, including all non-clinical and clinical data relating to any Product (provided that Onxeo shall reimburse Dara’s reasonable and properly substantiated out-of-pocket costs for all non-clinical and clinical data requested by Onxeo from Dara); and (b) Onxeo shall cease to use and shall deliver to Dara, upon written request, all Confidential Information of Dara except for any documents or records that Onxeo is required to retain by Applicable Law. The foregoing notwithstanding, each Party may retain one copy of any contemplated Confidential Information solely for purposes of ensuring compliance with the terms of this Agreement.

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10.4.7                Co-Promotion Agreements. Upon termination of this Agreement pursuant to Section 10.2, all valid Co-promotion Agreements granted under this Agreement if then in effect shall, if so requested by Onxeo on an agreement-by-agreement basis, be assigned to Onxeo. Thereafter, each such Co-promotion Partner shall be a become a co-promotion partner of Onxeo at Onxeo’s option and provided that (i) such Co-promotion Partner is then in full compliance with all material terms and conditions of its Co-promotion Agreement, (ii) all payments owed there under to Onxeo have been paid, and (iii) Onxeo agrees, at least ten (10) Business Days prior to the effective date of termination of this Agreement, that such Co-promotion Partner directly assumes all obligations of Dara under this Agreement in the Territory.

SECTION 11. REGULATORY MATTERS

11.1               Regulatory Activities in the Territory. Subject to the terms of the provisions of Section 4, Dara shall use Commercially Reasonable Efforts, in good faith, to conduct such research and development activities, including clinical trials, necessary to maintain Regulatory Approval for the Product in the Territory and shall cooperate to take all such reasonable actions as shall be necessary or appropriate to prepare and file all documentation with the Regulatory Authorities for the maintenance of Regulatory Approval of the Product in the Territory and to furnish such information to the Regulatory Authorities in connection therewith.

11.2                Communications and Meetings with Governmental Authorities.

11.2.1                Communications with Governmental Authorities. Subject to the provisions of this Section 11, Dara shall be solely responsible for interfacing, corresponding and meeting with all Regulatory Authorities for the NDA. At all times during the Term, Dara shall be responsible, at its expense, for reporting any and all Serious Adverse Drug Experiences and Adverse Drug Experiences to applicable Regulatory Authorities. Immediately upon receipt of any contact with or communication from any Regulatory Authority relating to the Product or becoming aware of any Serious Adverse Drug Experience or Adverse Drug Experience in the Territory, each of the Parties shall forward a copy or description of the same to the other Party and shall use Commercially Reasonable Efforts to respond to all reasonable inquiries from the other Party relating thereto. Both Parties shall use Commercially Reasonable Efforts to cooperate to provide all reasonable assistance and take all actions which are necessary to comply with any Applicable Law, with any out-of-pocket costs borne by Onxeo in this connection as it relates to actions in the Territory to be reimbursed by Dara within sixty (60) days after receipt of an invoice from Onxeo therefor.

11.2.2                Onxeo’s Participation in Meetings with Regulatory Authorities. Onxeo, to the extent not prohibited by the Regulatory Authority, shall be allowed to attend all meetings between representatives of Dara and/or its agents and Regulatory Authorities relating to the Product; provided, however, that Onxeo’s attendance at such meetings shall not be construed as allowing Onxeo to participate in any interaction with the Regulatory Authorities without the express permission of Dara (unless such interaction by Onxeo is required in circumstances raising issues of public health or safety). Dara shall provide Onxeo as soon as reasonably possible (but in any event at least five (5) Business Days before any such meeting) with copies of all documents, correspondence and other materials in its possession which are relevant to the matters to be addressed at any such meeting. Dara shall also provide Onxeo with prompt access to all exchanges of correspondence with a Governmental Authority with respect to the Product.

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11.2.3                Notification by Parties of any Regulatory Actions. Each Party shall as soon as reasonably possible (but in any event at least three (3) Business Days), after receipt of notice of any inspections, proposed regulatory actions, investigations or other requests by any Regulatory Authority with respect to the Supply or Commercialization of Product in the Territory, as well as any corrective or other actions with Regulatory Authorities initiated by such Party with respect thereto, notify the other Party in reasonable detail with respect thereto and will provide such Party with copies of all related documentation. Each Party shall have the right to attend all material preparation, internal caucus, and debriefing sessions related to such requests, whether in person, by teleconference or otherwise, between a Party or its agents with respect to the Supply or Commercialization of Product in the Territory, and each Party shall provide the other Party with reasonable prior written notice of any such sessions and copies of meeting minutes with respect thereto.

11.2.4                Approval of Labeling and Promotional Materials. Subject to the provisions of this Agreement, Dara shall timely submit to the applicable Regulatory Authorities and obtain any necessary Regulatory Authority approvals of any promotional materials, label, labeling, package inserts or outserts, monographs and packaging.

11.3                Regulatory Information.

11.3.1               Assistance. Subject to the terms of this Section 11, in the Territory, each Party agrees to use Commercially Reasonable Efforts to provide the other with all reasonable assistance and take all actions reasonably requested by the other Party that are necessary or desirable to enable the other Party to comply with any Applicable Law.

11.3.2               Notice. Each Party or its respective representative shall provide the other Party with notice, in a sufficiently timely basis to enable the other Party to comply in all material respects with Applicable Law, of notification or other information which it receives (directly or indirectly) from, any Regulatory Authority (and providing, as soon as reasonably possible, copies of any associated written requests) that: (a) raises any material concerns regarding the safety or efficacy of the Product; (b) indicates or suggests a Third Party Claim arising in connection with the Product; or (c) is reasonably likely to lead to a recall, market withdrawal or field correction of, field alert report or comparable report with respect to the Product. Information that shall be disclosed pursuant to this Section 11.3.2 shall include, but not be limited to:

(i)	inspections by Regulatory Authority of manufacturing in the Territory, distribution or other related facilities concerning the Product;

(ii)
inquiries by a Regulatory Authority in the Territory concerning clinical investigation activities (including, without limitation, inquiries regarding investigators, clinical monitoring organizations and other related Parties) with respect to the Product;

(iii)
any communication from a Regulatory Authority in the Territory involving the manufacture, sale, promotion or distribution of the Product, or any other Regulatory Authority reviews or inquiries relating to any event set forth in this Section 11.3.2(c);

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(iv)	any receipt of a FDA Warning Letter relating to the Product;

(v)	any initiation of any Regulatory Authority investigation in the Territory, detention, seizure or injunction concerning the Product; and

(vi)	any other regulatory action in the Territory (e.g., proposed labeling or other registration dossier changes and recalls) which would affect the Product.

11.4                Pharmacovigilance.

11.4.1                Each Party shall strictly comply (at its sole cost and expense), and shall cause its Affiliates, licensees and Co-promotion Partners to strictly comply, in implementing a pharmacovigilance mutual alert process to comply with all applicable legal obligations of Regulatory Authorities with respect to the Product. Without limiting the generality of the above, Dara shall be responsible for implementing the procedures required by the Regulatory Authorities in the Territory. Each Party shall keep the other Party informed in a timely manner of all communications exchanged with the Regulatory Authorities, so that each Party may comply with its obligations as Regulatory Approval holder.

11.4.2                Subject to the terms of this Agreement, and within sixty (60) days of the Effective Date, Dara and Onxeo (under the guidance of their respective pharmacovigilance departments, or equivalent thereof) shall define and finalize the procedures the Parties shall employ to protect patients who receive the Product and promote their well-being in a separate Safety Data Exchange Agreement (“SDEA”). These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication and exchange (as between the parties) of safety information such as Adverse Drug Experiences, pregnancy exposure, lack of efficacy, misuse/abuse; and any other information concerning the safety of the Product. Such guidelines and procedures will be in accordance with, and enable the parties to fulfill, local and international regulatory reporting obligations to Regulatory Authorities. Furthermore, such agreed procedures shall be consistent with relevant laws and regulations in the Territory and International Council for Harmonisation (ICH) guidelines, except where said guidelines may conflict with existing local regulatory safety reporting requirements, in which case local reporting requirements shall prevail. The “SDEA” shall form an integral part of this Agreement.

11.5                Record Keeping. Each Party shall maintain, or cause to be maintained, records of its respective Development and regulatory activities with respect to the Product in the Territory in sufficient detail and in good manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of its respective Development activities, and which shall be retained by such Party for at least ten (10) years after the termination of this Agreement, or for such longer period as may be required by Applicable Law. Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records; provided. however, that, except in the event of an “audit for cause”, neither Party shall have the right to conduct more than one such inspection in any twelve (12)-month period. “Audit for cause” shall mean any audit conducted by either Party by reason of material failures of the other Party or its Affiliates or Co-promotion Partners to comply with any undertakings herein, which have not been remedied within two (2) weeks from the date of notice issued by the other Party regarding such difficulty or failure. The cost of such audit for cause shall not be invoiced by either Party to the other Party.

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11.6                Events Affecting Integrity or Reputation. During the Term, the Parties shall notify each other immediately of any circumstances of which they are aware and which could materially impair the integrity and reputation of the Product or if a Party is threatened by the unlawful activity of any Third Party in relation to the Product, which circumstances shall include, by way of illustration, deliberate tampering with or contamination of the Product by any Third Party as a means of extorting payment from the Parties or another Third Party. In any such circumstances, the Parties shall use Commercially Reasonable Efforts to limit any damage to the Parties and/or to the Product.

SECTION 12. INTELLECTUAL PROPERTY

12.1               Onxeo Intellectual Property Prosecution and Maintenance.

12.1.1                Onxeo Patents and Trademarks. Onxeo shall use Commercially Reasonable Efforts to prepare, file, prosecute and maintain the Onxeo Patents in the Territory, and shall pay all maintenance fees required therefor. Additionally, Onxeo shall use Commercially Reasonable Efforts to list the Onxeo Patents in the Orange Book. The cost of such preparation, filing, prosecution and maintenance of the Onxeo Intellectual Property shall be borne by Onxeo. Onxeo shall consider in good faith the reasonable requests and suggestions of Dara with respect to strategies for prosecution and maintenance of Onxeo Intellectual Property in the Territory and, as applicable, revisions to correspondence with the U.S. Patent and Trademark Office. Should Onxeo decide to cease its activities related to preparation, filing, prosecution and maintenance of the Onxeo Intellectual Property, it shall deliver to Dara reasonable notice of its intent to discontinue such activities, upon which Dara shall have the right to continue to support the preparation, filing, prosecution and maintenance of the Onxeo Intellectual Property at Dara’s cost (including costs incurred in connection with litigation).

12.1.2                Cooperation of the Parties. Each Party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of any registered Onxeo Intellectual Property under this Agreement and in the obtaining and maintenance of any extensions, supplementary protection certificates and the like with respect to any registered Onxeo Intellectual Property.

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12.2               Infringement by Third Parties; Validity Challenges. Onxeo, shall have the first right to bring and control any action or proceeding with respect to infringement, or challenges to the validity, of any Onxeo Patents or Oravig Trademark at its own expense and by counsel of its own choice. With respect to infringement, or challenges to the validity, of any Onxeo Patents, Dara shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and if Onxeo fails to bring an action or proceeding within (a) one hundred twenty (120) days following the notice of alleged infringement, or (b) five (5) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Dara shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Onxeo shall have the right, at its own expense, to be represented in any such action by counsel of its own choice; provided, however, (i) that Dara acknowledges that such action can be based solely on the claims of the Onxeo Patent protecting the Product, (ii) that if Onxeo enters into negotiations with an alleged infringer within said one hundred twenty (120) day period, then Onxeo shall have an additional ninety (90) days to said one hundred twenty (120) day period or said shorter period of time ending five (5) days before the time limit, if any, set forth in the applicable laws and regulations for filing such suit for infringement to conclude such negotiations before Dara may bring and control suit for such infringement. In the event that, prior to the fifth (5th) anniversary of the Effective Date or thereafter if the Net Sales of the Product during the four (4) preceding Calendar Quarters exceeded in the aggregate ten million dollars ($10,000,000), a Third Party commences a proceeding seeking invalidation or reexamination of a Onxeo Patent issued as of the date hereof in the Territory, Onxeo shall, on Dara’s reasonable request, use Commercially Reasonable Efforts to defend against such challenge or reexamination, at Onxeo’s expense; otherwise, Onxeo shall have no obligation to initiate or defend a proceeding with respect to the defense or enforcement of an Onxeo Patent. In the event that Dara assumes primary control of any defense or enforcement action contemplated hereunder, Dara shall be entitled to retain seventy-five percent (75%) of any recovery, after deducting its costs for defending or enforcing such action, with the remaining twenty-five percent (25%) of such recovery paid, when and as paid, to Onxeo. Except as expressly set forth hereinabove, any recovery related to the Product which is realized by either Party as a result of such litigation, after reimbursement of any litigation expenses of Onxeo and Dara, shall be shared equally by the Parties. Upon the request of the Party bringing such action or proceeding, the other Party will join such action or proceeding as a party and will use Commercially Reasonable Efforts to cause any Third Party as necessary to join such action or proceeding as a party (all at the first Party’s expense) if doing so is necessary for the purpose of establishing standing or is otherwise required by applicable laws and regulations to pursue such action or proceeding.

12.3                Infringement of Third Party Rights. Each Party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the Parties or their Affiliates or subcontractor or sublicense in connection with the Development, Supply or Commercialization of the Product infringes the issued patent rights (or would infringe the claims, if issued, of a pending patent application) of any Third Party in the Territory. In the event of a litigation in accordance with this Section 12.3, the Party not controlling such litigation shall use its best efforts to cooperate fully, including, if required for the purposes of any cross claim or counterclaim, the furnishing of a power of attorney to bring suit in the other Party’s name and/or being named as a party in such suit and as necessary. Neither Party shall enter into any settlement of any litigation, without the prior written consent of the other, such consent not to be unreasonably withheld, delayed or conditioned. In the event that, in connection with items included in the Onxeo Intellectual Property after the Effective Date, Onxeo’s disclosure or grant of license thereof to Dara as provided under this Agreement triggers a payment obligation to a Third Party, such items shall be included within the scope of the Onxeo Intellectual Property only if Dara assumes and makes any such required payments to the Third Party.

12.4                Access to Onxeo Know-How. Onxeo shall, for the first three (3) years after the Effective Date, give Dara access to any Know-How (including business records) relating to the prior Development or Commercialization of the Product in the Territory, and shall provide Dara with copies of any documents embodying such Know-How, to the fullest extent permitted by any confidentiality or similar restrictions on disclosure or use applicable to such Know-How.

SECTION 13. MISCELLANEOUS

13.1               Independent Contractor. Neither Onxeo nor Dara, together in each case with their respective employees or representatives, are under any circumstances to be considered as employees, partners, joint venturers, agents or representatives of the other by virtue of this Agreement, and neither shall have the authority or power to bind the other or contract in the other’s name.

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13.2               Registration and Filing of this Agreement. To the extent, if any, that either Party concludes in good faith that it or the other Party is required to file or register this Agreement or a notification thereof with any Regulatory Authority including, without limitation, the U.S. Securities and Exchange Commission or the U.S. Federal Trade Commission, in accordance with Applicable Law, such Party shall inform the other Party thereof. Should both Parties jointly agree in writing that either of them is required to submit or obtain any such filing, registration or notification, they shall cooperate, each at its own expense, in such filing, registration or notification and shall execute all documents reasonably required in connection therewith. In such filing, registration or notification, the Parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by Applicable Law. The Parties shall promptly inform each other as to the activities or inquiries of any such Regulatory Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis.

13.3               Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by automatic transmission report) or two (2) Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

If to Dara:
DARA Biosciences, Inc. 8601 Six Forks Road, Suite 160 Raleigh, North Carolina 27615, USA Attn: President & Chief Executive Officer Telephone: 001 919 872 5578 Facsimile: 001 919 861 0239

If_to_Onxeo:	Onxeo_S.A. 49, boulevard du General Martial Valin, 1st Floor 75015 Paris, France Attn: Chief Executive Officer Telephone: +33 145 58 76 00 Facsimile: +33 145 58 08 81

Either Party may by notice given in accordance with this Section 13.3 to the other Party designate another address or person for receipt of notices hereunder.

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13.4                Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Onxeo nor Dara may assign any of its rights or delegate any of its liabilities or obligations hereunder without the prior written consent of the other Party, except that without the prior consent of the other Party, either Party may assign this Agreement and/or its rights and obligations under this Agreement, in whole or in part, to any of its Affiliates or in the event of a Change of Control of Dara and Onxeo may assign any of its rights to a Milestone payment or any other amounts due under this Agreement to any of its Affiliates or any Third Party. Onxeo may, in addition, assign all of its right, title and interest in and to the Onxeo Intellectual Property and the Oravig Trademark to a Third Party, upon thirty (30) days prior notice to Dara, provided that Dara may require in writing additional information relevant for Dara to determine whether the acquiring party(ies) commercialize in the Territory other oral antifungal products likely to compete with the Product or other products that prevent or treat oropharyngeal candidiasis (oral thrush), and have and will maintain and dedicate to the Commercialization of the Product financial and managerial resources at least equivalent to those previously dedicated by Onxeo. In the event that the acquiring party(ies) commercialize competing oral antifungal or oropharyngeal candidiasis products or do not confirm in writing, to Dara’s reasonable satisfaction, that they have and will maintain such resources, Dara may oppose such assignment, in which case such assignment shall be abandoned. Any purported assignment or transfer in violation of this Section 13.4 will be void ab initio and of no force or effect. The Parties acknowledge and agree that the acquisition by a Third Party of substantially all of the assets of Dara related to the Commercialization of the Product shall be considered to be a Change of Control of Dara for purposes of this Agreement. In the event of a Change of Control of Dara, Dara shall notify Onxeo of such Change of Control specifying the effective date thereof and the name(s) of the acquiring party(ies). Upon receipt of such notification, Onxeo may require in writing additional information relevant for Onxeo to determine whether the acquiring party(ies) commercialize in the Territory other oral antifungal products likely to compete with the Product or other products that prevent or treat oropharyngeal candidiasis (oral thrush) and have and will maintain and dedicate to the Commercialization of the Product financial and managerial resources at least equivalent to those previously dedicated by Dara. In the event that the acquiring party(ies) commercialize competing oral antifungal or oropharyngeal candidiasis products or do not confirm in writing, to Onxeo’s reasonable satisfaction, that they have and will maintain such resources, Onxeo may terminate this Agreement by notice transmitted to Dara no later than thirty (30) days after Onxeo’s first request for such information, in which case this Agreement shall terminate ninety (90) days after the receipt of such notice by Dara.

13.5                No Implied Waivers: Rights Cumulative. No failure on the part of Onxeo or Dara to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

13.6                Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

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13.7                Force Majeure. Neither Party shall be liable for delay in delivery or nonperformance (except for any obligation for the payment of money), in whole or in part, nor shall the other Party have the right to terminate this Agreement except as otherwise specifically provided in this Section 13.7, to the extent that such delay in delivery or nonperformance is caused by any event reasonably beyond the control of such Party and without the fault or negligence of the such Party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any Regulatory Authority (a “Force Majeure”); provided, however, that the Party affected by such a condition shall, within ten (10) days of its occurrence, give written notice to the other Party stating the nature of the condition, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is reasonably required and the nonperforming Party shall use its Commercially Reasonable Efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for a period of one hundred eighty (180) consecutive days after the date of the occurrence, and such failure to perform would constitute a material breach of this Agreement in the absence of such Force Majeure event, the non-affected Party may terminate this Agreement immediately by written notice to the other Party.

13.8                Amendment. This Agreement may not be amended except by an instrument signed by each of the Parties hereto.

13.9                Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document.

13.10                Publicity. Should either Party intend to make a public statement disclosing the existence of or relating to this Agreement or to activities hereunder, such Party shall provide the other Party with a copy of the draft of such release and statement not less than three (3) Business Days in advance of such Party’s intended release date and obtain the express written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that neither Party shall be prevented from complying with any duty of disclosure it may have pursuant to Applicable Law, including securities laws and the procedures, the listing standards or agreements of any national or international securities exchange.

13.11                Publications. Each Party to this Agreement recognizes that the publication of papers regarding results of and other information regarding Development or Commercialization activities with respect to Product, including oral presentations and abstracts, may be beneficial to both Parties as well as to Onxeo’s licensees outside the Territory, provided such publications are subject to reasonable controls to protect Confidential Information. Accordingly, a Party shall have the right to review and comment on any material proposed for disclosure or publication by the other Party, such as by oral presentation, manuscript or abstract, which includes Confidential Information of the other Party. Before any such material is submitted for publication, the Party proposing publication shall deliver a complete copy to the other Party at least thirty (30) days prior to submitting the material to a publisher or initiating any other disclosure. Such other Party shall review any such material and give its comments to the Party proposing publication within thirty (30) days of the delivery of such material to such other party. With respect to oral presentation materials and abstracts, such other Party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the Party proposing publication with appropriate comments, if any, but in no event later than thirty (30) days from the date of delivery to the non-publishing Party. The publishing Party shall comply with the other Party’s request to delete references to the other Party’s Confidential Information in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional ninety (90) days for the purpose of preparing and filing appropriate patent applications. During the Onxeo review process under this Section 13.11, Onxeo may disclose to its licensees outside the Territory the content of the proposed publication in order to obtain comments from such licensees, provided that any licensees are under confidentiality agreement with Onxeo regarding the Product.

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13.12                Expenses. Except as expressly set forth herein, each Party shall bear all fees and expenses incurred by such Party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including attorneys’, accountants’ and other professional fees and expenses.

13.13                Governing Law: Submission to Jurisdiction; Waiver.

13.13.1               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A, without application of its conflict of laws principles.

13.13.2                Disputes. The Parties recognize that disputes as to certain matters arising under this Agreement may arise from time-to-time. It is the objective of the Parties to seek to resolve any disputes arising under this Agreement in an expedient manner and, if at all possible, without resort to litigation, and to that end the Parties agree to abide by the procedures set forth in this Section 13.13.2 to resolve any such disputes. The Parties initially shall attempt to resolve any issues through good faith negotiations in the spirit of mutual cooperation between business executives with authority to resolve the dispute, for a period of thirty (30) days after receipt of the first notice by either Party requesting negotiations. Should any issue not be timely resolved by good faith negotiations, any dispute with respect thereto shall be submitted to final and binding arbitration, as provided below.

13.13.3                Jurisdiction. Any controversy or claim arising out of or relating to this Agreement, or the interpretation or breach thereof, shall be resolved by final and binding arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules as then in force. The number of arbitrators shall be three (3), or one (1) if the amount in controversy is less than one million dollars ($1,000,000), and the place of arbitration shall be London, England. When three (3) arbitrators are required based on the amount in controversy, each Party shall appoint an arbitrator and the Parties shall mutually agree on the appointment of the third arbitrator. When one (1) arbitrator is required based on the amount in the controversy, the Parties shall mutually agree on the appointment of an arbitrator. The language of the arbitration shall be English. The arbitrator(s) shall be entitled to award interim and conservatory relief to the fullest extent permitted by New York law, shall apply the International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration as now in effect, and shall otherwise apply New York procedural law.

13.14               Entire Agreement. This Agreement and any other agreements expressly stated to be entered into in connection herewith contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, between the Parties with respect thereto.

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13.15                Third Party Beneficiaries. None of the provisions of this Agreement, express or implied, is intended to be or shall be for the benefit of or enforceable by any Person (including, without limitation, any creditor of either Party hereto) other than Dara and Onxeo and their respective successors and permitted assigns. No such Person shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

13.16                Rights in Bankruptcy. The Parties acknowledge that all rights and licenses granted under or pursuant to any Section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar foreign laws (collectively, the “Bankruptcy Code”), licenses of rights to be “intellectual property” as defined under the Bankruptcy Code or such foreign laws. If a case is commenced during the Term by or against Onxeo or its Affiliates under a Bankruptcy Code then, unless and until this Agreement is rejected as provided in such Bankruptcy Code, Onxeo (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a trustee) shall perform all of the obligations provided in this Agreement to be performed by such Party. If a Bankruptcy Code case is commenced during the Term by or against Onxeo, this Agreement is rejected as provided in the Bankruptcy Code and Dara elects to retain its rights hereunder as provided in the Bankruptcy Code, then Onxeo, subject to the Bankruptcy Code case (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee), shall provide to Dara copies of all information necessary for Dara to prosecute, maintain and enjoy its license under the Onxeo Intellectual Property under the terms of this Agreement held by Onxeo and such successors and assigns promptly upon Dara’s written request therefor. All rights, powers and remedies of Dara, as a licensee hereunder are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Code) in the event of the commencement of a Bankruptcy Code case by or against Onxeo.

13.17               Corruption. Each Party undertakes to ensure that the performance of their obligations under this Agreement will at all times be in compliance with all laws and regulations governing corruption and bribery of public or private individuals or entities. Each Party declares that it understands that the local and international anti-corruption and anti-bribery laws may make it a criminal offense for the other Party, its officers, directors, employees, or representatives including consultants, to offer or give a payment or anything of value to any business partner or government official, for the purpose of improperly inducing or influencing such business partner or government official to do or refrain from doing any act, or in an attempt improperly to gain or maintain business or to secure an improper advantage. Each Party agrees that it shall make no payment or give anything of value that would cause Onxeo or Dara to be in violation of applicable anti-corruption or anti-bribery laws. Each Party confirms that should it learn of or have reason to know of any activities in connection with its compensation by the other Party which may constitute a violation of applicable anti-corruption or anti-bribery laws, it will immediately advise the other Party. Any breach by a Party of its obligations under this Section 13.17 shall entitle the other Party to terminate this Agreement immediately by written notice to the other Party.

13.18               Counterparts; Signatures. This Agreement may be executed in multiple counterparts, all of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures provided by facsimile or e-mail transmission shall be deemed to be original signatures.

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13.19              Schedules. The Schedules of this Agreement are the following:

Schedule 1: Onxeo Patents

Schedule 2: Oravig Trademark

Schedule 3: Supply Agreement

Schedule 4: Initial Purchase Order (4.1) and Manufacturing

Forecast (4.2)

Schedule 5: Commercialization Plan

Schedule 6: Allocation of Annual FDA Establishment and Product Fees

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the Effective Date.

DARA BioSciences, Inc.

By:	/s/ Chris Clement
Name:	Chris Clement
Title:	Chief Executive Officer

ONXEO S.A.

By:	/s/ Judith Greciet
Name:	Judith Greciet
Title:	Chief Executive Officer

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ONXEO/ORAVIG® US COMMERCIALIZATION AGREEMENT

Schedule 1 Onxeo Patents

BA-Ref	Title	Territory	Filing Number	Filing Date	Grant Number	Grant Date	Expiration Date
			10/307,938	December 3, 2002	US6,916,485	July 12, 2005	September 11, 2022
PAT-05	Prolonged release bioadhesive therapeutic systems	United States	11/113,072	April 25, 2005	US7,651,698	January 26, 2010	September 11, 2022
			12/830,090	July 2, 2010	US8,518,442	August 27, 2013	July 23, 2022
		Canada	2,455,633	July 23, 2002	2,455,633	May 1,2012	July 23, 2022

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ONXEO/ORAVIG® US COMMERCIALIZATION AGREEMENT

Schedule 2 Oravig Trademark

BA-Ref	Trademark name	Territory	Filing Number	Filing Date	Registration Number	Registration Date
TRA196	ORAVIG	United States	85/188,886	December 2, 2010	3966483	May 24, 2011

Dara hereby confirms having received a copy of the Oravig logo.

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ONXEO/ORAVIG® US COMMERCIALIZATION AGREEMENT

Schedule 3

Supply Agreement

[SEPARATE DOCUMENT ATTACHED]

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SUPPLY AGREEMENT For Oravig®

This SUPPLY AGREEMENT (hereinafter the “Supply Agreement”) is entered into as of March 9, 2015 by and between:

ONXEO SA, a French societe anonyme a Conseil d ‘administration with a share capital of € 10.136.051, having its registered office at 49, boulevard du General Martial Valin, 1st Floor 75015 Paris, France, represented by its CEO, Mrs. Judith Greciet (referred to herein as “ONXEO”),

and

DARA Biosciences, Inc., a Delaware corporation with an address at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, USA (“DARA”),

individually or collectively referred to herein as the “Party” or “Parties.”

PREAMBLE

This is the Supply Agreement referred to in the Commercialization Agreement of even date between the Parties (the “Commercialization Agreement”) regarding ONXEO’s product Oravig® (the “Product”). This Supply Agreement contains the terms and conditions upon which ONXEO shall supply the Product to DARA for sales in the Territory.

All capitalized terms used but not otherwise defined in this Supply Agreement shall have the meanings given to such terms in the Commercialization Agreement.

1.	Supply of Product.

1.1      Supply by ONXEO. ONXEO, through an DARA approved manufacturer as provided in Section 1.2 below, will manufacture and supply to DARA such quantities of such final manufactured Product, packaged in bottles and with the package insert ready for sale (the “Product for Sale”) and physicians’ samples, as ordered by DARA and conforming to the approved regulatory specifications (the “Specifications”), to cover the entire requirements of DARA for the Product in the Territory or as otherwise provided under this Supply Agreement. ONXEO will be the exclusive supplier of the Product to DARA during the Supply Term (as defined below) unless otherwise expressly provided herein. Upon the date of release at the manufacturing site, the Product for Sale will have a remaining shelf life of at least eighty percent (80%) of the term determined by the competent Regulatory Authority, based on the approved shelf-life of thirty-six (36) months. For the avoidance of doubt, the date of release of the Product means the date of release for shipment by the qualified person of the manufacturing site.

Also for the avoidance of doubt, each Unit of Product for Sale is understood to be composed of a package of fourteen (14) tablets of Product for Sale and of two (2) tablets as physicians’ samples of Product, duly packaged and released.

1.2      Third Party Manufacturers.

(a)                   The Parties acknowledge and agree that ONXEO may use a third party to manufacture, test, store and supply the Product under this Supply Agreement. As of the Effective Date, Catalent, located in Schorndorft, Germany, is the third party manufacturer designated under this Section (the “Third Party Manufacturer”). In the event that ONXEO wishes to designate a different third party as the Third Party Manufacturer for manufacture, test and supply of the Product under this Supply Agreement, ONXEO shall obtain a prior written consent of DARA. The Parties acknowledge and agree that the terms “ONXEO shall” or “ONXEO will” or the like, shall be deemed to be followed by the words “or ONXEO’s designated Third Party Manufacturer will” or “or “ONXEO’s designated Third Party Manufacturer shall” or “ONXEO shall require that its designated Third Party Manufacturer shall” or the like, with respect to ONXEO’s manufacturing and supply obligations herein.

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(b)                   With regard to the Third Party Manufacturer or any successor to the Third Party Manufacturer, ONXEO warrants that each is and shall be qualified under applicable regulatory standards, including, without limitation, FDA regulations, and is credentialed to perform its obligations as a manufacturer to the standards of the current Good Manufacturing Practices requirements (“GMP”) requirements of the International Conference on Harmonisation (“ICH”). In addition, ONXEO agrees to transmit to any third party manufacturer that may be proposed to succeed Catalent any pre-contractual financial statements and due diligence questionnaire that DARA may reasonably request.

2.	Manufacturing Forecasts and Purchase Orders.

2.1           Commercial Launch. DARA shall promptly notify ONXEO in advance of the anticipated commercial launch of the Product in the Territory, which may change from time to time. The initial Purchase Order (as defined below) and Manufacturing Forecast (as defined below) associated with the commercial launch of the Product are attached as Schedule to the Commercialization Agreement.

2.2           Twelve Months Rolling Manufacturing Forecasts. DARA shall provide ONXEO on a quarterly basis with a written twelve (12)-month rolling manufacturing forecast of its estimated orders for such Product for Sale and for physicians’ samples, detailed on a per month basis (each a “Manufacturing Forecast”):

(a)                   The Manufacturing Forecast for the first twelve (12) months will be provided by DARA to ONXEO according to Section 2.1. Each Manufacturing Forecast should mention the volume of each presentation of the Product.

(b)                   Each Manufacturing Forecast is a non-binding estimate and shall not obligate DARA to purchase the volume of such Product set forth in it; provided, however, the Manufacturing Forecast shall be binding upon DARA for the first six (6) months included in such forecast and DARA shall deliver Purchase Orders to ONXEO pursuant to Section 2.3 for each of these six (6) months.

(c)                   Months seven (7) through twelve (12) of each such forecast shall be non-binding, provided, however, that no monthly forecast for the first and second year of Commercialization of the Product may be reduced by more than fifty percent (50%) of the amount first forecast, and that forecasts for subsequent periods may not be reduced by more than thirty percent (30%) of the amount first forecast and that reductions may be only for the full minimum order quantities required hereunder, on a batch size and packaging configuration basis. For the avoidance of doubt, the total number of batches for a quarter included in the non-binding portion of a Manufacturing Forecast cannot be reduced by more than fifty percent (50%) of such total number of batches initially forecast for such quarter when that quarter becomes part of the binding forecast. Also for the avoidance of doubt, fifty percent (50%) of an odd number of batches will be rounded to the next highest even number for the purposes of reductions in the Manufacturing Forecast under this Section 2.2(c).

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(d)                   ONXEO may, within fifteen (15) business days of receipt of a Manufacturing Forecast from DARA, reject by written notice and solely for good cause (including, but not limited to, an increase by greater than fifty percent (50%) from the amount first forecast in the previous Manufacturing Forecast without reasonable evidence supporting such increase) any portion of such Manufacturing Forecast, in which case such Manufacturing Forecast shall not be binding on ONXEO. DARA shall replace any such rejected Manufacturing Forecast with a revised Manufacturing Forecast within fifteen (15) business days after receipt of notice of its rejection by ONXEO. For purposes of clarity, any Manufacturing Forecast which is not rejected within fifteen (15) business days of receipt by ONXEO shall be deemed to be accepted in its entirety and shall not be subject to subsequent rejection or modification except upon the mutual agreement of the Parties.

2.3           Purchase Orders. DARA shall order Product by submitting written purchase orders, in such form as the Parties shall agree from time to time (each a “Purchase Order”), to ONXEO specifying the quantities of Product ordered and the date of release for such Product. DARA shall submit each Purchase Order for Product using previously approved final artwork at least four (4) months in advance of the date of release and each Purchase Order for Product requiring changes to be made to the packaging of Product not less than six (6) months in advance of the date of release (such six (6) month period shall not begin until approval of any new artwork has been given by ONXEO). Purchase orders so submitted by DARA shall be deemed accepted by ONXEO if not rejected within two (2) weeks after receipt by ONXEO. ONXEO shall make the Product available to DARA Ex Works Third Party Manufacturer’s premises (Incoterms 2010). All transportation of the Product from the Third Party Manufacturer’s premises to their final place of destination shall be under DARA’s responsibility and at DARA’s cost with no further involvement from ONXEO. ONXEO shall observe standards common to the pharmaceutical industry and comply with the FDA Rules (as defined below) and the Specifications in wrapping and packaging the Product, as well as in preparing required documentation for importation of the Product into the Territory, all at no additional cost to DARA. DARA shall be responsible for import fees and duties. Any Purchase Order for the Product submitted by DARA to ONXEO shall reference this Supply Agreement and shall be governed exclusively by the terms contained herein. The Parties hereby agree that the terms and conditions of this Supply Agreement shall supersede any term or condition in any order, confirmation or other document furnished by DARA or ONXEO that is in any way inconsistent with these terms and conditions.

2.4           Quantity of Orders. DARA shall order, on a per Purchase Order basis, any multiples of [***] tablets of Product (minimum order quantity; theoretical batch size: [***] tablets). The minimum order quantity per packaging configuration for trade and physicians’ samples shall [***] Units of [***] tablets and [***] Units of [***] tablets, respectively.

3.	Price and Taxation.

3.1           Price. DARA will pay ONXEO: (i) [***] per Unit of fourteen (14) tablets (trade and trade for pediatric studies required by the Regulatory Authorities) (the “Supply Price”, provided that Units of fourteen (14) tablets purchased by DARA for such required pediatric studies are identical in all respects to such Units purchased for trade, including packaging; otherwise, any additional costs incurred by ONXEO in supplying such Units for pediatric studies shall be borne solely by DARA), and (ii) [***] per Unit of two (2) tablets (physicians’ sample) (the “Sample Price”). The Supply Price and the Sample Price may be adjusted annually to a maximum increase of one and one-half percent (1.5%) per calendar year to reflect actual changes in costs to materials, labor and overhead of the Third Party Manufacturer, in the amortization of fixed assets used for production, and in other direct production costs on a year over year basis with respect to the Product. ONXEO shall provide details supporting any Supply Price and Sample Price adjustments.

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3.2           Invoices. ONXEO shall invoice DARA at the time the Product is released and ready to be shipped from the Third Party Manufacturer’s premises.

3.3           Method of Payment. All payments due hereunder to ONXEO shall be paid to ONXEO in USD not later than sixty (60) days following the receipt of the applicable invoice, unless such release of the Product is rejected in accordance with the provisions of Section 5.2 below. All payments shall be made by bank wire transfer of immediately available funds, without deduction for fees of the transmitting bank.

3.4           Taxes and Foreign Shipments. The Supply Price and the Sample Price are exclusive of any and all sales, use, excise or similar taxes, including customs taxes, which, if applicable, will be paid by DARA. It is understood and agreed by the Parties that no VAT is payable by DARA on the manufacture or transfer of the Product between ONXEO and DARA.

3.5           Late Payments. In the event that any payment due under this Supply Agreement is not made when due, the payment shall accrue interest from the date due to the date of payment at a rate of interest equal to one percent (1%) per month, calculated daily for each late payment (or if lower, the highest rate allowed by applicable law). The payment of such late payment interest shall not prevent ONXEO from exercising any other rights it may have as a consequence of any default of DARA.

4.      Release.

4.1           Release Terms. ONXEO shall deliver the Product ordered by DARA in such quantities and on such monthly release dates as are specified in the corresponding Purchase Order. ONXEO shall not be in breach of this Supply Agreement if release of the Product that conforms to the Specifications is within the margins of +/- fifteen percent (15%) of the quantity set forth in a Purchase Order and is made within the time permitted under such Purchase Order.

4.2           Delivery. Delivery of the Product for the Territory shall be made Ex Works Third Party Manufacturer’s premises (Incoterms 2010). The Product will be accompanied by a Certificate of Analysis (as defined below) acceptable to the applicable Regulatory Authority in the Territory and a Certificate of Conformity (as defined below) as well as any further documentation required by the relevant Regulatory Authority (including without limitation customs authorities) that DARA has previously notified ONXEO is necessary or is required under the Quality Agreement (as defined below). Except for the provision of documentation required by this Agreement, ONXEO shall in no case be responsible for import or customs formalities or related duties or taxes.

5.      Quality Assurance Control - Acceptance.

5.1            Specifications; Testing.

(a)                   Batch Testing. The Third Party Manufacturer shall perform analytical testing of each manufactured batch of the Product to be delivered to DARA, using the regulatory approved analytical methods and the Specifications, to verify that it meets its release Specifications, as required by the FDA Rules prior to release of each batch of such Product. In addition, the Third Party Manufacturer shall perform testing of bulk in-process Product in accordance with the NDA and applicable FDA Rules. For the purposes of this Supply Agreement, the term “FDA Rules” means any and all applicable laws, statutes, rules, regulations, standards, policies, orders or other requirements promulgated or subject to enforcement, regulation or administration by the United States Food and Drug Administration (the “FDA”), all as amended or modified from time to time, and includes, but is not limited to, current Good Manufacturing Practice regulations of the FDA as set forth in Title 21 of the U.S. Code of Federal Regulations §§ 210 and 211 (“cGMPs”).

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(b)                   Quality Control Problem. In addition, in the event ONXEO identifies an out of Specification result with respect to any batch sample of the Product to be supplied to DARA under this Supply Agreement, then ONXEO shall provide DARA with the full batch records corresponding to the applicable batch. Any such manufacturing deviations shall be managed in accordance with the provisions of the Quality Agreement.

(c)          Certificates of Analysis and Conformity. The Third Party Manufacturer shall also provide a certificate of analysis (the “Certificate of Analysis”) to DARA with each release of the Product supplied hereunder. Such Certificate of Analysis shall certify with respect to each release and batch (identified by batch number) (i) the quantity of the release, and (ii) that the Product delivered conforms to the Specifications, as well as any further information required by the relevant Regulatory Authority that DARA may have previously notified ONXEO is necessary. Additionally, each batch of the Product delivered by ONXEO to DARA shall be accompanied by batch records and a certificate of conformity (the “Certificate of Conformity”) which certifies that the batch was manufactured in conformity with the FDA Rules and manufacturing processes set forth in the NDA. DARA shall be under no obligation to accept any release of the Product without the accompanying Certificate of Analysis and Certificate of Conformity.

5.2            Acceptance and Rejection.

(a)           Inspection. DARA or its Affiliate(s) shall perform a visual inspection of each Product batch and review the accompanying Certificate of Analysis, Certificate of Conformity, and batch record (if requested). DARA may reject any Product batch that does not meet the Specifications. Within eighteen (18) calendar days after the release date by the Third Party Manufacturer of a Product batch, DARA will notify ONXEO (or its designated Affiliate or agent) by facsimile or e-mail, of the quantity and batch number as well as any evidence of any reasonably discernable defects in the Product or Product packaging.

(b)           Acceptance of the release. DARA shall have eighteen (18) calendar days from the release date of a Product batch as set forth in Section 5.2(a) in which to accept or reject the batch. If DARA, acting reasonably, determines that a batch does not conform to the Specifications or agreed upon disposition criteria set forth in the Quality Agreement, does not meet the agreed-upon margins of Section 4.1 for the amount of the Product delivered or is not released by the date of release listed in the Purchase Order, DARA may reject such batch by giving written notice to ONXEO within the said eighteen (18) calendar day timeframe. DARA must specify, in such notice, in reasonable detail the manner in which such batch fails to meet the requirements thereof.

(c)           Rejection of Product; Dispute Procedure. Following any notice of rejection of a Product batch by DARA, ONXEO and DARA shall discuss the basis for DARA’s rejection, and, unless ONXEO notifies DARA in writing that ONXEO agrees with DARA’s rejection or DARA withdraws its rejection of such Product batch within thirty (30) days of ONXEO’s receipt of such rejection notice, representative samples of the batch of such Product in question shall be submitted to a mutually-acceptable independent laboratory or consultant for analysis or review. The results of such evaluation shall be binding upon the Parties. The Parties shall share equally the cost of such evaluation except that the Party that is determined to have been incorrect in its determination of whether such Product batch should be rejected shall assume the responsibility for, and pay, the costs of any such evaluation and reimburse the other Party for any amounts previously paid by such other Party to the independent laboratory or consultant in connection with that determination.

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(d)           Replacement of Rejected Product. During any rejection discussions, ONXEO shall supply DARA with a replacement Product batch at no shipping cost to DARA and within a maximum of four (4) months of receipt of DARA’s notice of rejection or conclusion of the evaluation as set forth in Section 5.2(c) above, as applicable (which period shall be reasonably extended in the event that required packaging materials are not available for such replacement Product batch), which DARA shall purchase on the same terms as the batch that is the subject of the rejection discussions; provided, however, that if ONXEO agrees with DARA’s rejection of the Product batch or it is determined under the procedure in Section 5.2(b) above that such Product batch was correctly rejected, the replacement Product batch shall be provided by ONXEO at no additional cost to DARA other than the original price. Any rejected Product batch shall be returned to ONXEO with shipping charges paid by ONXEO or disposed of at ONXEO’s expense in accordance with ONXEO’s instructions. If DARA withdraws its rejection of such Product batch or it is determined under the procedure in Section 5.2(c) above that such Product batch should not have been rejected, DARA shall bear the cost of such replacement Product batch.

(e)           Quality Agreement. Before the manufacturing of the first commercial batch of the Product, the Parties will enter into an agreement that details the quality assurance obligations of each Party with respect to the Product (the “Quality Agreement”). The Quality Agreement will contain provisions concerning procedures employed by the Third Party Manufacturer in releasing the Product, including a condition that the Third Party Manufacturer not release any Product that fails to conform to the Specifications. The Parties shall amend the Quality Agreement from time to time to accommodate changes in manufacturing rules and practice. In case of any discrepancy between the provisions of this Supply Agreement and those of the Quality Agreement, the terms of the Quality Agreement shall control.

6.      Manufacture of Product.

6.1           Raw Materials. ONXEO shall be responsible for obtaining, and shall store at no cost to DARA, any raw materials, components, other ingredients and packaging materials (“Raw Materials”) required for the manufacture of the Product, in reasonable quantities consistent with DARA’s Purchase Orders.

6.2           Manufacture of Product. ONXEO shall manufacture the Product at Catalent, located in Schorndorf, Germany, in accordance with the Quality Agreement, the Specifications, the FDA Rules, and other applicable rules and regulations of the applicable Regulatory Authority with jurisdiction over the manufacture, use or sale of such Product, as then in effect. The Parties shall notify each other in writing within forty-eight (48) hours of any new instructions or specifications required by the applicable Regulatory Authority and of other applicable rules and regulations. The Parties shall confer with each other with respect to any response regarding such instruction or specification and the best means to comply with such requirements and the Parties shall bear the costs for implementing such changes in accordance with Section 6.4 below.

6.3           Labeling. DARA, at its sole cost, shall provide to ONXEO camera ready art (also called source files) for the final packaging of the Product for use in the Territory no later than upon transmission of the applicable Purchase Order. Before labeling and manufacturing, ONXEO shall ask for DARA’s final approval of artwork, and ONXEO shall use only such materials provided by DARA on the labels and packaging for such Product supplied to DARA and its designees. Presentation of the Oravig Trademark on the Product for sales in the Territory shall comply with the provisions regarding such Oravig Trademark under the Commercialization Agreement. Provided that ONXEO uses only materials provided by DARA on the labels and packaging for the Product supplied to DARA and its designees, DARA shall be responsible for ensuring the accuracy of all information contained on all labels and packaging for the Product for use in the Territory and for the compliance of all such labels and packaging with applicable laws, rules and regulations and all Regulatory Approvals for such Product in the Territory. Should DARA or ONXEO desire or be required pursuant to applicable laws, rules or regulations or any Regulatory Approval for Product to make any change in any labels or packaging for such Product, DARA shall be responsible for procuring the updating of all camera ready art and text associated with such change and providing such changes to ONXEO.

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6.4           Changes to the Specifications or to the Manufacturing Process.

(a)      Required Manufacturing Changes. With respect to changes to the Specifications or manufacturing process (but not changes to the labeling only) which are required by the FDA Rules or other applicable laws, rules and regulations, or by action (or inaction) of any Regulatory Authority, or by medical or scientific concerns as to the toxicity, safety, and/or efficacy of the Product (collectively, “Required Manufacturing Changes”), the Parties shall cooperate in reviewing the proposed Required Manufacturing Changes in accordance with the Quality Agreement and shall, thereafter, implement any agreed upon Required Manufacturing Changes in accordance with the Third Party Manufacturer’s change control procedures. ONXEO may not implement major Required Manufacturing Changes without receiving the prior written agreement of DARA. The cost of DARA-specific Required Manufacturing Changes shall be borne by DARA to the extent that such Required Manufacturing Changes are being required as a result of changes in the FDA Rules, any other laws, rules and regulations or conditions affecting the Territory only and no other market. In the event that DARA-specific Required Manufacturing Changes are also required to be made in any other markets of the Product outside of the Territory, ONXEO shall make commercially reasonable efforts to appropriately allocate the cost of such Required Manufacturing Changes to ONXEO’s partners who market and sell the Product in such markets. The cost of facility and/or ONXEO equipment-related Required Manufacturing Changes shall be borne by DARA. For DARA-specific Required Manufacturing changes, DARA shall pay all the costs of all remaining obsolete stock of the Product, all inventory of affected raw materials (at ONXEO’s actual acquisition cost), and all remaining obsolete work in process of the Product resulting from any such changes for the amount of the Product listed in the binding Manufacturing Forecast. In no event shall DARA be responsible for the costs of any DARA-specific Required Manufacturing Change necessitated by the failure of ONXEO or any Third Party Manufacturer to comply with any laws, rules, regulations or Specifications. In cooperating in making such changes, DARA shall be responsible for communicating with Regulatory Authorities with respect to the NDA or other marketing authorizations for the Product in the Territory.

(b)      Discretionary Manufacturing Changes. With respect to changes to the manufacturing process for the Product which are not Required Manufacturing Changes (collectively, “Discretionary Manufacturing Changes”), the Parties shall, to the extent commercially reasonable under the circumstances, cooperate in making such changes and the Party initiating such change(s) shall bear all the costs associated with and resulting from any such changes. Unless waived by DARA, ONXEO shall not implement a Discretionary Manufacturing Change without providing DARA with six (6) months written notice of such proposed change and, where appropriate, providing DARA with all documentation necessary to support a regulatory submission for such proposed change. If the proposed change is judged by DARA to require a prospective process validation or regulatory submission, then the costs to seek and execute such validation or submission shall be the responsibility of the initiating Party. All regulatory submissions will be filed by DARA.

(c)      Changes to Package Inserts and Labeling.

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i.      In the event that DARA desires to make a change directly to the package insert or labeling for the Product (each, a “Discretionary Packaging Change”), DARA shall notify ONXEO in writing. Any additional out-of-pocket costs and expenses incurred by ONXEO as a result of its implementation of such Discretionary Packaging Changes shall be borne solely by DARA, including the costs of obsolete inventory and works-in progress. Prior to incurring the costs and expenses, ONXEO will provide DARA with a good-faith, written estimate of such costs and expenses.

ii.      DARA shall inform ONXEO (or its designated Affiliate or agent) of any regulatory or legal requirements in the Territory for packaging or labeling of the Product and shall notify ONXEO of any changes to such requirements. ONXEO will implement such changes in the Territory in compliance with applicable laws and its documented change control procedures and inform DARA of any delays in the release of the Product caused thereby (e.g. lead time for purchase of materials, manufacturing time and set-up time, etc.). Any delivery by ONXEO (or its designated Affiliate or agent) of the Product with changes to packaging or labeling as set forth in this Section 6.4(c)(ii) that occurs within such commercially reasonable period not to exceed six (6) months and is made using commercially reasonable efforts shall not be deemed a breach of ONXEO’s obligations under this Supply Agreement. Changes to the package insert or labeling for the Product that are required by a Regulatory Authority or applicable laws in the Territory shall be discussed in good faith between ONXEO and DARA and shall be implemented by ONXEO as promptly as practicable in compliance with Regulatory Authority requirements, applicable laws, the Quality Agreement and ONXEO’s documented change control procedures. Any additional out-of- pocket costs and expenses incurred by ONXEO as a result of its implementation of changes made in accordance with this Section 6.4(c)(ii) shall be borne by DARA, including the costs of obsolete inventory and works- in progress, only for the Product listed in the binding Manufacturing Forecast.

6.5           Reprocessing and Reworking of Product. ONXEO shall not perform any reprocessing or reworking of any batch or lot of the Product in the Territory without the prior written consent of DARA.

6.6           Manufacturing Audit. ONXEO will permit DARA’s representatives to examine or audit the manufacturing services and documentation for the Product performed hereunder at the manufacturing premises at which the work is conducted: (i) once every two (2) calendar years, upon reasonable advance written notice and not less than thirty (30) working days, during regular business hours, solely to determine that the manufacturing services are being performed in accordance with the Specifications, the FDA Rules and the Quality Agreement and this Supply Agreement (“Audit”), and (ii) without limitation of frequency, during regular business hours, in the event a serious issue arises with the performance of the manufacturing services or a negative finding results from any inspection pursuant to Section 6.7 below (“Audit for Cause”). DARA shall bear all costs and expenses for its own representatives during each Audit on manufacturing site, except for Audits for Cause, the costs of which shall be borne by ONXEO.

6.7           Inspections by Regulatory Authorities. Each Party shall notify the other within seventy-two (72) hours of becoming aware of any inspection, or scheduled inspection, relating to the Product by any Regulatory Authority in the Territory, and shall comply with any requirements of law or applicable regulations with respect to any such inspection. Should such an inspection require access to a Third Party site, ONXEO shall arrange for such access. Solely to the extent that the inspection relates to the Product, the costs related to such inspection will be at DARA’s expense. DARA shall have the right to be present for and observe any inspection of ONXEO or a Third Party Manufacturer (or other related premises) by any Regulatory Authority in the Territory and the right to receive a copy of all available documentation relating to such inspection within seven (7) days of receipt by ONXEO. Either Party shall promptly send to the other Party within forty-eight (48) hours of receipt a copy of any reports, citations, or warning letters from a Regulatory Authority to the extent such documents relate to or affect the Product.

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6.8           Supply Failure. In the event that ONXEO fails to fulfill any two (2) consecutive Purchase Orders submitted by DARA where such Purchase Orders have not otherwise been rejected by ONXEO pursuant hereto, then DARA shall have the right, but not the obligation, to source the Product from a third party manufacturer until such a time as ONXEO has demonstrated to DARA’s reasonable satisfaction that it will not experience supply failures on a going-forward basis. For the purposes of this provision, a failure to fulfill a Purchase Order shall occur when any Purchase Order not otherwise rejected by ONXEO is not satisfied with at least seventy-five percent (75%) of the ordered quantity of Product or when any such quantities ordered are not delivered within forty-five (45) days of the agreed upon delivery date.

7.      Regulatory.

7.1           Regulatory Compliance. Except as may otherwise be agreed, ONXEO shall comply with all regulatory requirements with respect to the Product imposed by applicable law upon ONXEO as the manufacturer of such Product, including without limitation the FDA Rules. DARA shall comply with all regulatory requirements with respect to the Product that are imposed by applicable law upon DARA as the holder of any Regulatory Approval for such Product. ONXEO shall, on a timely basis, provide DARA with information in ONXEO’s possession relevant to its role as the manufacturer of the Product that is reasonably necessary for and relevant to DARA’s obligations hereunder in complying with such regulatory requirements.

7.2           Recall of Product. DARA shall be responsible for any recall, market withdrawal or field correction of the Product (a “Recall”; when used as a verb, “Recall” means to engage in a Recall). ONXEO shall cooperate with DARA in the event of any Recall and provide such assistance in connection therewith as DARA may reasonably request.

(a)      In the event DARA should be required or should voluntarily decide to initiate a Recall, DARA shall timely notify ONXEO and provide a copy of its recall letter and in no event later than twenty-four (24) hours of such decision by DARA. In conjunction with such Recall, ONXEO shall provide assistance in any investigation reasonably required to determine the cause and extent of the problem causing the Recall.

(b)      In the event that ONXEO independently believes that a Recall may be necessary or appropriate, ONXEO shall timely notify DARA, and in no event later than forty-eight (48) hours of such decision by ONXEO, and reasonably cooperate with DARA concerning the necessity and nature of such action; provided, however, that ONXEO shall not contact the FDA regarding a Recall of the Product without first consulting with DARA.

(c)      All coordination of any Recall activities involving a Product shall be handled by DARA whether or not such action was initiated by DARA.

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(d)      In the event that the Product is Recalled as a result of (i) the supply by ONXEO of the Product that does not conform to the requirements set forth in this Supply Agreement or the Quality Agreement, (ii) ONXEO’s breach of this Supply Agreement or the Commercialization Agreement, including all Schedules thereto, or (iii) the grossly negligent or intentionally wrongful act of ONXEO or its representatives (including any Third Party Manufacturer), then ONXEO shall bear all of the costs and expenses of such Recall, including, without limitation, expenses related to communications and meetings with all required Regulatory Authorities, expenses of replacement stock, the cost of notifying customers and costs associated with shipment of recalled Product from customers and shipment of an equal amount of replacement Product to those same customers. In the event that any Product is recalled for any other reason, then DARA shall bear all of the costs and expenses of such recall, including without limitation expenses related to communications and meetings with all required Regulatory Authorities, expenses of replacement stock, the costs of notifying customers and costs associated with shipment of recalled Product from customers and shipment of an equal amount of replacement Product to those same customers, provided, that, to the extent that the reason for any Recall of Products hereunder is in part the responsibility of ONXEO and in part the responsibility of DARA as provided in this paragraph, then the expenses shall be allocated in an equitable manner between the Parties.

7.3           Compliance with Laws. ONXEO shall comply with all applicable present and future orders, regulations, requirements and laws of any applicable Regulatory Authority with respect to the manufacture and supply of the Product pursuant to this Supply Agreement, including without limitation all laws and regulations of the Territory applicable to the transportation, storage, development, use, handling and disposal of hazardous materials. ONXEO represents and warrants to DARA that it has and will maintain during the Supply Term all government permits, including, without limitation, health, safety and environmental permits, necessary for the actions and procedures that it undertakes with respect to the manufacture and supply of Product pursuant to this Supply Agreement.

7.4           Documentation. ONXEO shall keep for duration of five (5) years all documentation notes, data and records of the work performed under this Supply Agreement (including, without limitation, batch records). Each Party shall maintain complete and adequate records pertaining to the methods and facilities used for the manufacture, processing, testing, packing, labeling, holding and distribution of the Product in accordance with all applicable domestic and foreign laws and regulations so that such Product may be used in humans.

7.5           Product Transportation. DARA shall provide for appropriate transportation of the Product in accordance with applicable rules and regulations in the Territory.

8.      Representations and Warranties.

8.1           Product Warranty. ONXEO represents and warrants that the Product delivered hereunder will (i) be manufactured by ONXEO in accordance with all applicable Regulatory Approvals for such Product, the FDA Rules and with current GMP and other applicable rules and regulations of any applicable Regulatory Authority, and (ii) conform to the applicable Specifications for such Product at the time of delivery to DARA. Unless otherwise expressly provided, this warranty is the only warranty made by ONXEO with respect to the Product delivered hereunder, and may only be modified or amended by a written instrument signed by a duly authorized officer of ONXEO and accepted by DARA.

8.2           Disclaimer. Except as expressly set forth herein and not in derogation of any obligation for indemnification hereunder, ONXEO EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.3           Applicable Law and Jurisdiction. The applicable law, jurisdiction and dispute resolution provisions of the Commercialization Agreement shall apply to this Supply Agreement as if set forth herein in full.

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8.4           Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF CONFIDENTIALITY OBLIGATIONS, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS SUPPLY AGREEMENT; provided, however, that this Section 8.4 shall not be construed to limit (a) either Party’s indemnification obligations under the Supply Agreement or the Commercialization Agreement, or (b) either Party’s liability for (i) death or personal injury, or (ii) gross negligence, willful misconduct, or fraud under the Supply Agreement.

9.      General.

9.1           Third-Party Beneficiary Rights of DARA. To the fullest extent permitted by applicable law as applied to any agreement by ONXEO with the Third Party Manufacturer (but only if so permitted), DARA shall be deemed a third-party beneficiary of ONXEO under its agreement with a Third Party Manufacturer and DARA shall have the right to assert any and all rights of ONXEO under any such agreement with a Third Party Manufacturer, including, without limitation, the right to initiate litigation on behalf of ONXEO against the Third Party Manufacturer. ONXEO shall take such action to enforce its rights under such agreement as may be reasonably necessary in order to secure compliance with the requirements of this Supply Agreement.

9.2           Indemnification.

(a)      Indemnification by ONXEO. ONXEO hereby agrees to save, defend, indemnify and hold DARA and its respective Affiliates, directors, officers, employees, agents and consultants (each, an “DARA Indemnitee”) harmless from and against any and all demands, liabilities, expenses and/or losses, including costs of defense and settlement and reasonable attorneys’ fees (individually “Loss” and collectively, “Losses”), to which any DARA Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of (a) the breach by ONXEO of any warranty, representation, covenant or agreement made by ONXEO in this Supply Agreement; or (b) gross negligence or willful misconduct in the performance of obligations under this Supply Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any DARA Indemnitee or the breach by DARA of any warranty, representation, covenant or agreement made by DARA in this Supply Agreement.

(b)      Indemnification by DARA. DARA hereby agrees to save, defend, indemnify and hold ONXEO, and its respective Affiliates, directors, officers, employees, agents and consultants (each, a “ONXEO Indemnitee”) harmless from and against any and all Losses to which any ONXEO Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of (a) the breach by DARA of any warranty, representation, covenant or agreement made by DARA in this Supply Agreement; or (b) gross negligence or willful misconduct in the performance of obligations under this Supply Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any ONXEO Indemnitee or the breach by ONXEO of any warranty, representation, covenant or agreement made by ONXEO in this Supply Agreement.

(c)      Indemnification Procedure.
(i)         Notice of Claim. The indemnified Party shall give the indemnifying Party prompt notice (an “Indemnification Claim Notice”) upon its receipt of facts of any Losses or the discovery of fact upon which such indemnified Party intends to base a request for indemnification, provided, however, that the sole remedy of the indemnifying Party in the event such notice is delayed and prejudices its defense (and late receipt of notice shall not of itself prejudice defense) shall be not to indemnify any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses. All indemnification claims in respect of a Party, its Affiliates or their respective officers, employees, agents and consultants shall be made solely by such Party (the “Indemnified Party”).

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(ii)       Third Party Claims. The obligations of an indemnifying Party under this Section 9.2 with respect to Losses arising from claims of any Third Party that are subject to indemnification as provided herein (a “Third Party Claim”) shall be governed by and be contingent upon the following additional terms and conditions:

(1)       Control of Defense. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving notice to the Indemnified Party within thirty (30) days after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnity any Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any counsel selected by the indemnifying Party, unless the Indemnified Party provides an opinion of its counsel that there is a conflict of interest between the indemnifying Party and the Indemnified Party, in which case the counsel selected by the Indemnified Party (if any) shall act as lead counsel. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by any Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including costs of defense and settlement and reasonably attorney’s fees) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim with respect to such Indemnified Party.

(2)       Right to Participate in Defense. Without limiting Section 9.2(c)(ii)(l), any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s own expense unless (A) the employment thereof has been specifically authorized by the indemnifying Party in writing, or (B) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 9.2(c)(ii)(l) (in which case the Indemnified Party shall control the defense).

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(3)       Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.2(c)(ii)(l), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, provided it obtains the consent of the Indemnified Party, without limitation on the right of the Indemnified Party to enter into any settlement reasonably necessary under the circumstances. The indemnifying Party shall not be liable for any settlement or other disposition of any Losses by the Indemnified Party that is reached without the consent of the indemnifying Party, unless such settlement or disposition was reasonably necessary under the circumstances.

(4)       Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making the Indemnified Party and its employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

(5)       Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a calendar quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

9.3          Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Supply Agreement (other than payment obligations) by reason of any event beyond such Party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, destruction, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur. Notice of a Party’s failure or delay in performance due to force majeure must be given to the other Party within ten (10) days after its occurrence. All delivery dates under this Supply Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. Notwithstanding the foregoing, should the event(s) of force majeure suffered by a Party extend beyond a four (4) month period, the other Party may then terminate this Supply Agreement by notice to the non- performing Party.

9.4           Term; Termination.

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(a)             The Supply Agreement will commence upon the entry into effect of the Commercialization Agreement and shall continue in effect thereafter, unless earlier terminated, until the expiration of the Commercialization Agreement (the “Supply Term”). However, for so long as ONXEO offers commercial supplies and samples of the Product for resale in the Territory, DARA will obtain such commercial supplies and samples of the Product, for itself and its sublicensee(s), solely from ONXEO. Should ONXEO determine that it will no longer offer commercial supplies and samples of the Product for resale in the Territory, ONXEO shall give to DARA twelve (12) months’ prior notice of its cessation of such supply. During such notice period, and for three (3) months thereafter, ONXEO shall provide DARA with reasonable consultation and technical assistance in order to ensure supply without interruption of commercial quantities and samples of Product to DARA for sales in the Territory, and assist with a transfer of manufacturing technology controlled by ONXEO to a manufacturing facility designated by DARA, provided that ONXEO shall not be required to incur or pay any out-of-pocket expenses in this regard. In particular, ONXEO shall authorize DARA to negotiate during such notice period with ONXEO’s third-party contract manufacturing organization (currently Catalent) with respect to a commercial supply arrangement to ensure the continuity of supply of the Product.

(b)            Expiration or termination of this Supply Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Supply Agreement, the obligations and rights of the Parties under the following provisions of this Supply Agreement shall survive expiration or termination of this Supply Agreement:

Section 3 — Price and Taxation
Section 5 — Quality Assurance Control - Acceptance
Section 6 — Manufacture of Product
Section 7 — Regulatory
Section 8 — Representations and Warranties
Section 9 — General (limiting Section 9.1 to three (3) years following expiration or termination)

With regard to Sections 5, 6 and 7, they shall survive expiration or termination only with respect to the Product supplied to DARA hereunder prior to such expiration or termination, and only for three (3) years thereafter.

9.5          Entire Agreement; Modification. This Supply Agreement and the agreements contemplated hereunder constitute the entire agreement of the Parties with respect to the subject matter hereof. In case of any discrepancy or contradiction in the provisions of the main text of this Supply Agreement and any agreement contemplated hereunder, the terms of this Supply Agreement shall control, unless otherwise provided herein. This Supply Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein. Each Party acknowledges that, in entering into this Supply Agreement, it has not relied on, and shall have no right or remedy in respect of, any statement, representation, assurance or warranty (whether made negligently or innocently) other than as expressly set out in this Supply Agreement. Each Party waives all rights and remedies which, but for this Section 9.5, might otherwise be available to it in respect of such statement, representation, assurance or warranty. This Supply Agreement may only be modified or supplemented only in a writing expressly stated as being for such purpose and duly signed by the Parties to this Supply Agreement.

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9.6          Relationship between the Parties. The Parties’ relationship, as established by this Supply Agreement, is solely that of independent contractors. This Supply Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

9.7           Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Supply Agreement or to exercise any right arising out of this Supply Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time, and shall be signed by such Party.

9.8           Assignment. This Supply Agreement and the rights established hereunder may not be assigned or transferred by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may employ independent contractors, consultants, or sub-contractors to carry out its duties and obligations hereunder without the consent of the other Party; provided, further, that either Party may, subject to the concurrent assignment of the Commercialization Agreement and the requirements set forth in the Commercialization Agreement, assign this Supply Agreement to a third party acquiring all or substantially all of the assets of such Party relating to this Supply Agreement. This Supply Agreement shall be binding upon and inure to the benefit of the Parties’ respective successors and permitted assigns. The rights and obligations of the Parties under this Supply Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Supply Agreement shall be void.

9.9            No Third Party Beneficiaries. This Supply Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

9.10           Severability. If, for any reason, any part of this Supply Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Supply Agreement. All remaining portions shall remain in full force and effect as if the original Supply Agreement had been executed without the invalidated, unenforceable or illegal part.

9.11           Notices. Any notice to be given under this Supply Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior notice to the other. Notice shall be deemed sufficiently given and received for all purposes upon the earliest of: (a) the date of actual receipt; (b) if mailed, five (5) days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.

If to DARA, notices must be addressed to:

DARA Biosciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, North Carolina 27615
USA
Attention: Chief Executive Officer
Telephone: 919-872-5578
Facsimile: 919-861-0239

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With a required copy to:

DARA Biosciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, North Carolina 27615
USA
Attention: General Counsel
Telephone: 919-872-5578
Facsimile: 919-861-0239

If to ONXEO, notices must be addressed to:

ONXEO SA
49, boulevard du General Martial Valin, 1st Floor
75015 Paris, France
Attention: Chief Executive Officer
Telephone: +33 145 58 71 03
Facsimile: +33 145 58 08 81

With a required copy to:

ONXEO SA
49, boulevard du General Martial Valin, 1st Floor
75015 Paris, France
Attention: Licensing & Legal Affairs Department
Telephone: +33 145 58 71 03
Facsimile: +33 145 58 08 81

9.12           Interpretation.

(1)            Captions & Headings. The captions and headings of clauses contained in this Supply Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Supply Agreement, or have any effect on its interpretation or construction.

(2)            Days. All references to days in this Supply Agreement shall mean calendar days, unless otherwise specified.

(3)            Ambiguities. Ambiguities and uncertainties in this Supply Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

(4)            Counterparts. This Supply Agreement may be executed in two or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

[SIGNATURE PAGE FOLLOWS]

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In Witness Whereof, the Parties hereto have duly executed this Supply Agreement as of the Effective Date.

DARA BioSciences, Inc.

By:	/s/ Chris Clement
Name:	Chris Clement
Title:	Chief Executive Officer

ONXEO S.A.

By:	/s/ Judith Greciet
Name:	Judith Greciet
Title:	Chief Executive Officer

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ONXEO/ORAVIG® US COMMERCIALIZATION AGREEMENT

Schedule 4

Initial Purchase Order (4.1) and Manufacturing Forecast (4.2)

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ONXEO/ORAVIG® US COMMERCIALIZATION AGREEMENT

Schedule 4.1

Initial Purchase Order

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ONXEO/ORAVIG® US COMMERCIALIZATION AGREEMENT

Schedule 4.2

Manufacturing Forecast

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ONXEO/ORAVIG® US COMMERCIALIZATION AGREEMENT

Schedule 5

Commercialization Plan

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ONXEO/ORAVIG® US COMMERCIALIZATION AGREEMENT

Schedule 6

Allocation of Annual FDA Establishment and Product Fees

Period Ending	Product Fee	Establishment Fee
September 30, 2015	The Product Fee shall be allocated [***] to Onxeo (corresponding to [***] and [***] to Dara (corresponding to [***].	Dara shall be responsible and pay for the entire sum of the Establishment Fee allocable to the Product in this period.
Thereafter	Dara shall be responsible and pay for the annual FDA Establishment and Product Fees allocable to the Product in connection with the Product.

Should any amounts payable by Dara be paid by Onxeo, Dara shall reimburse Onxeo for such amounts within thirty (30) days of receipt of an invoice therefor.

The Product Fee payable by Onxeo or its contract manufacturer shall be allocated by Onxeo among the holders of the new drug applications for products manufactured at the relevant establishment on an equitable basis in light of the manufacturing of such products during the applicable period.

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ONXEO

Paris, 9 March, 2015

CONFIDENTIAL
DARA Biosciences, Inc. 8601 Six Forks Road, Suite 160 Raleigh, North Carolina 27615 USA

Dear Sirs:

Reference is made to the Commercialization Agreement of even date between our companies relating to the Commercialization of ORAVIG® in the United States (the “Agreement”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Agreement.

As a special accommodation to Dara Biosciences, Inc. (“Dara”), to take account of inventories of Product previously sold by Vestiq Pharmaceuticals, Inc. and held by wholesalers in the Territory, Onxeo S.A. (“Onxeo”) agrees to provide Dara with up [***] trade Units of Product at a price of [***] per Unit for Units delivered to Dara in 2015, provided, however, that:

1.	Such Units are supplied by Dara solely to wholesalers that hold inventory of Product as of the Effective Date of the Agreement (the “Existing Inventory”);

2.	Such Units are supplied to such wholesalers without charge (other than for such reasonable shipping, handling and other administrative charges as Dara may negotiate with such wholesalers);

3.
For each Unit so supplied, the wholesaler to which they are delivered certifies to the destruction of, or returns to Dara solely for purposes of destruction, a Unit of Product from the Existing Inventory;

4.	Dara promptly destroys any Units of Product so returned to it by wholesalers;

5.
Dara provides Onxeo with certificates prepared by Dara or such wholesalers attesting to the destruction of the Units of Product so replaced, no later than sixty (60) days after the delivery by Dara to the wholesalers of the replacement Units of Product; and

6.	Dara delivers to Onxeo, on a quarterly basis, a summary report of the replacement Units of Product supplied to wholesalers under this letter agreement.

As its agreed contribution to support this inventory replacement program, Onxeo will issue to Dara a credit note in an amount equal to [***] per trade Unit so delivered Dara in 2015, promptly upon receipt of payment for such Units, such credit note to be applied against the Supply Price or Sample Price of Product supplied at the Supply Price or Sample Price under the Commercialization Agreement.

The per Unit purchase price the credit amount noted above will apply with respect to trade Units delivered as provided herein in 2015. In the event that deliveries are required after 2015, the purchase price and credit amount will be adjusted, applying for this purpose the price adjustment procedures set applicable to other supplies of trade Units.

Dara shall take all steps that Onxeo may reasonably request in order to ensure that compliance with the material conditions provided for above can be audited by Onxeo. Should any of such conditions not be materially satisfied, Dara shall, promptly upon Onxeo’s first demand, as liquidated damages, pay Onxeo the difference between the price per Unit provided for in this letter agreement and the Supply Price for each such Unit for which Dara is unable to demonstrate material compliance with the terms hereof.

Except as provided in this letter agreement with regard to the price at which such Units are supplied, the supply of such trade Units shall be made subject to the terms and conditions of the Supply Agreement.

This letter agreement is entered into in connection with the Agreement. Except as expressly provided herein, the Agreement shall remain in effect without modification.

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Please confirm your agreement with the above by signing and returning a copy of this letter agreement, whereupon it shall be binding on our companies.

Sincerely yours,

ONXEO S.A.

By: /s/ Judith Greciet

Name: Judith Greciet

Title: Chief Executive Officer

Accepted & Agreed:

DARA BioSciences, Inc.

By: /s/ Chris Clement

Name: Chris Clement

Title: Chief Executive Officer